AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER __, 1996
                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
          -----------------------------------------------------------
                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
          -----------------------------------------------------------

                            THE MILLBROOK PRESS INC.
                 (Name of small business issuer in its charter)
        DELAWARE                      2731                    06-1390025
(State of Incorporation)  (Primary Standard Industrial     (I.R.S. Employer
                           Classification Code Number)     Identification No.)

                             2 OLD NEW MILFORD ROAD
                          BROOKFIELD, CONNECTICUT 06804
                             (203) 740-2220 (PHONE)
                            (203) 740-2526 (TELECOPY)
          (Address and telephone number of principal executive offices)

                             2 OLD NEW MILFORD ROAD
                          BROOKFIELD, CONNECTICUT 06804
(Address of principal place of business or intended principal place of business)

                                FRANK J. FARRELL
                            THE MILLBROOK PRESS INC.
                             2 OLD NEW MILFORD ROAD
                          BROOKFIELD, CONNECTICUT 06804
                             (203) 740-2220 (PHONE)
                            (203) 740-2526 (TELECOPY)
            (Name, address and telephone number of agent for service)

                                 ---------------
                                   COPIES TO:

             STEVEN WOLOSKY, ESQ.                     DAVID ALAN MILLER, ESQ.
         KENNETH A. SCHLESINGER, ESQ.                  RONIT V. FISCHER, ESQ.
    OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP            GRAUBARD MOLLEN & MILLER
               505 PARK AVENUE                            600 THIRD AVENUE
           NEW YORK, NEW YORK 10022                NEW YORK, NEW YORK 10016-1903
            (212) 753-7200 (PHONE)                     (212) 818-8800 (PHONE)
          (212) 755-1467 (TELECOPY)                  (212) 687-6989 (TELECOPY)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

 As soon as practicable after the effective date of this registration statement.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 PROPOSED        PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE     MAXIMUM OFFERING   AGGREGATE OFFERING      AMOUNT OF
                    TO BE REGISTERED                         REGISTERED     PRICE PER SHARE(1)       PRICE(1)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.01 par value ("Common
   Stock")(2)............................................      1,725,000              $5.00             $8,625,000         $2,613.58
------------------------------------------------------------------------------------------------------------------------------------
Redeemable Common Stock Purchase Warrants, each
   to purchase one share of Common Stock
   ("Warrants")(2).......................................      1,725,000                .10                172,500             52.27
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying the Warrants(3)(5).....      1,725,000               4.50(4)           7,762,500          2,352.58
------------------------------------------------------------------------------------------------------------------------------------
Underwriter's Purchase Option ("Underwriter's Option")(5)        150,000                .00067                 100              0.30
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included as part of the
   Underwriter's Option(5)...............................        150,000               5.50                825,000            250.00
------------------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the Underwriter's Option(5).        150,000                .11                 16,500              5.00
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying the Warrants included
   as part of the Underwriter's Option(5)................        150,000               4.50                675,000            204.55
------------------------------------------------------------------------------------------------------------------------------------
Warrants issued to certain investors in connection with a
   private placement(5)..................................        875,000                .10                 87,500             26.52
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying the Warrants issued to
   certain investors in connection with a private
   placement(5)..........................................        875,000              $4.50(4)           3,937,500          1,193.18
------------------------------------------------------------------------------------------------------------------------------------
   Total.................................................                                              $21,260,100         $6,442.45
====================================================================================================================================

------------------------
(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Includes 225,000 shares of Common Stock which may be issued on exercise of a 45-day option granted to the Underwriter to cover over-allotments, if any. See "Underwriting."
(3) Includes 225,000 Warrants which may be issued on exercise of a 45-day option granted to the Underwriter to cover over-allotment, if any. See "Underwriting."
(4)  Represents  the exercise  price of the Warrants.
(5) Pursuant to Rule 416, there are also being registered such indeterminable number of additional securities as may be issued as a result of the anti-dilution provisions.

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS                   SUBJECT TO COMPLETION

                  PRELIMINARY PROSPECTUS DATED OCTOBER __, 1996

THE MILLBROOK PRESS INC.                                           [LOGO]

1,500,000 SHARES OF COMMON STOCK AND
1,500,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

All of the 1,500,000 shares of common stock ("Common Stock") and 1,500,000 Redeemable Common Stock Purchase Warrants ("Warrants") offered hereby (collectively, "Securities") are being sold by The Millbrook Press Inc. ("Company"). Each Warrant entitles the holder to purchase one share of Common Stock for $4.50 during the four-year period commencing one-year from the date of this Prospectus. The Company may redeem the Warrants once they become exercisable at a price of $.01 per Warrant, at any time upon not less than 30 days prior written notice if the last sale price of the Common Stock has been at least 155% of the then exercise price of the Warrant (initially $6.975) on 20 of the 25 consecutive trading days ending on the third day prior to the date on which notice is given. See "Description of Securities."

Prior to this Offering, there has been no public market for the Securities and there can be no assurance that any such market will develop. See "Underwriting" for information relating to the factors considered in determining the initial public offering price of the Securities and the exercise price of the Warrants. The Company has applied for quotation of the Common Stock and the Warrants on the Nasdaq SmallCap Market under the symbols "MILB," and "MILBW," respectively.

                                 ---------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AT PAGE 9 HEREOF AND "DILUTION" AT PAGE 16 HEREOF.

                                 ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=========================================================================
                          Price           Underwriting         Proceeds
                           to             Discounts and           to
                         Public          Commissions(1)       Company(2)
-------------------------------------------------------------------------
Per Share............       $5.00              $.50             $4.50
-------------------------------------------------------------------------
Per Warrant..........        $.10              $.01              $.09
-------------------------------------------------------------------------
Total(3).............   $7,650,000         $765,000         $6,885,000
=========================================================================

(1) Does not include a 3% nonaccountable expense allowance which the Company has agreed to pay to the Underwriter. The Company has also agreed to sell to the Underwriter an option ("Underwriter's Purchase Option") to purchase 150,000 shares of Common Stock and/or 150,000 Warrants and to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended ("Securities Act"). See "Underwriting."
(2) Before deducting expenses payable by the Company, including the nonaccountable expense allowance in the amount of $229,500 ($263,925 if the Underwriter's over-allotment option is exercised in full), estimated at approximately $560,000.
(3) The Company has granted the Underwriter an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 225,000 additional shares of Common Stock and/or 225,000 Warrants on the same terms set forth above, solely for the purpose of covering over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be $8,797,500, $879,750 and $7,917,750, respectively. See "Underwriting."

This Prospectus also relates to the offer and sale by certain persons ("Selling Securityholders") of Warrants issued to the Selling Securityholders in connection with the Company's August 1996 bridge financing ("Bridge Financing"). The Warrants offered by the Selling Securityholders are not part of this underwritten Offering and the Company will not receive any of the proceeds from the sale of such Warrants. Without the prior consent of the Underwriter, the Selling Securityholders may not sell such Warrants for a period of one year from the date of this Prospectus.

The Securities are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Securities will be made against payment therefor at the offices of the Underwriter in New York City on or about _________, 1996.

GKN SECURITIES

_________, 1996.

           IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE COMMON STOCK OR WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

           This Prospectus includes references to trademarks of entities other than the Company, which have reserved all rights with respect to their respective trademarks.

                               PROSPECTUS SUMMARY

           THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS HAS BEEN ADJUSTED TO REFLECT (I) A REVERSE STOCK SPLIT OF THE COMMON STOCK ON THE BASIS OF .3976 SHARES OF COMMON STOCK FOR EACH SHARE OF COMMON STOCK ("REVERSE STOCK SPLIT") EFFECTED IN AUGUST 1996 AND (II) THE CONVERSION OF ALL OUTSTANDING SERIES A REDEEMABLE VOTING PREFERRED STOCK ("PREFERRED STOCK") AND ALL ACCRUED AND UNPAID DIVIDENDS THEREON INTO 473,692 SHARES OF COMMON STOCK (POST-REVERSE STOCK SPLIT), IN ACCORDANCE WITH THE COMPANY'S ARTICLES OF INCORPORATION ("PREFERRED STOCK CONVERSION"), UPON THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. CERTAIN OF THE INFORMATION CONTAINED IN THIS SUMMARY AND ELSEWHERE IN THIS PROSPECTUS, INCLUDING INFORMATION UNDER "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND RELATED STRATEGY AND FINANCING, ARE FORWARD-LOOKING STATEMENTS. FOR A DISCUSSION OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                                   THE COMPANY

           The Company is a publisher of nonfiction children's books, in both hardcover and paperback, for the school and public library market and the consumer market. Since its inception, the Company has published more than 560 hardcover and 310 paperback books under its Millbrook and Copper Beech imprints. The Company's books have been placed on numerous recommended lists by libraries, retail bookstores and educational organizations. The Company believes it has established a reputation for publishing books which have high quality content and design and believes it has been a leader in the development of books that appeal to both the school and public library and consumer markets. The Company's books have evolved from information-intensive school and library books to its current mix of highly-graphic, consumer-oriented books. As a result, many of the Company's books are distributed throughout the United States to the school and public library market as hardcover books while being simultaneously distributed to retail bookstores and other specialty retail, direct sales and special market outlets as either hardcover or paperback books. The Company achieves this crossover by producing books with attractive layouts, illustrations and covers that are also informationally rich.

           The evolution in the Company's products anticipated changes in the book-publishing industry. In the early 1990s there was only marginal increases in the amount of funds allocated to book acquisition by schools and public libraries. Conversely, the consumer market became a steady source of sales not only for newly-published books, but also for previously published books ("backlist"). The consumer market for children's books increased from approximately $910 million in 1986 to an expected and approximate $2,396 million in 1996. In addition, paperbacks have become a significant factor in the school and library market as well as the classroom marketplace as a supplemental teaching and learning tool. In 1995, the Company began selling books in bookstores and other retail outlets with the introduction of a high-quality line of consumer-oriented children's paperbacks under its Copper Beech imprint. These paperbacks are created by Aladdin, Ltd. ("Aladdin"), a British book packaging house affiliated with a principal stockholder of the Company. Many of these paperbacks are designed to be bound as hardcover books and sold in additional markets, thus possessing the same crossover attributes that the Company incorporates in the books published under its Millbrook imprint. In addition, in 1995, the Company began leveraging its investment in its significant and growing catalog of quality children's books over a broader base of distribution channels, including wholesalers, telemarketers and direct sales.

           In order to establish itself as a leading publisher of children's books for the consumer market, the Company intends to: (i) publish preschool novelty books, books for beginning readers and early readers, chapter books for young readers and popular reference children's books; (ii) acquire companies or develop strategic partnerships that broaden its product line and extend its distribution in consumer market channels; (iii) expand its marketing capabilities in the consumer market by increasing its in-house sales force and management; and (iv) develop books that can be exploited through emerging distribution channels in the consumer market, including special sales channels such as book clubs, book fairs, direct sales, catalogs, direct mail, commercial on-line services and the Internet. The Company believes that the high quality of its books, its emphasis on publishing books for multiple markets and its expanded distribution capabilities make it well-positioned to increase its books sales to the consumer market while at the same time increasing its established sales base in the school and public library market.

                                  THE OFFERING

Securities Offered......................................  1,500,000  shares  of  Common  Stock and
                                                          1,500,000    Warrants.    Each   Warrant
                                                          entitles the  registered  holder thereof
                                                          to purchase one share of Common Stock at
                                                          a price of $4.50  per share  during  the
                                                          four- year  period  commencing  one-year
                                                          from  the date of this  Prospectus.  The
                                                          Company  may  redeem the  Warrants  once
                                                          they  become  exercisable  at a price of
                                                          $.01 per  Warrant,  at any time upon not
                                                          less than 30 days prior  written  notice
                                                          if the last  sale  price  of the  Common
                                                          Stock has been 155% of the then exercise
                                                          price of the Warrants (initially $6.975)
                                                          on 20 of the 25 consecutive trading days
                                                          ending on the third day prior to the day
                                                          on   which   notice   is   given.    See
                                                          "Description of Securities."

Common Stock Outstanding Prior to the Offering..........  1,500,000 shares

Common Stock to be Outstanding After the Offering.......  3,000,000 shares

Proposed Nasdaq Symbols.................................  Common Stock: MILB
                                                          Warrants: MILBW

Proposed Boston Stock Exchange Symbols..................  Common Stock: MIL
                                                          Warrants: MILW


                                 USE OF PROCEEDS

       The Company intends to apply the net proceeds of this Offering approximately as follows: (i) $2.55 million for product development; (ii) $1.8 million to repay in full the unsecured promissory notes ("Bridge Notes") of the Company issued in the Bridge Financing; (iii) $750,000 for the enhancement of marketing capabilities; (iv) $400,000 for accrued development, manufacturing and royalty expenses to an affiliate of a principal stockholder; and (v) $800,000 for working capital and general corporate purposes. See "Use of Proceeds" and "Certain Transactions."

                                  RISK FACTORS

       The Securities offered hereby involve a high degree of risk including without limitation: history of losses; need for market acceptance of products; dependence on key accounts; possible need for additional financing; potential adverse impact of returns; seasonal business and quarterly fluctuations; competition; and dependence on government funding. See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

       The summary financial information set forth below is derived from the financial statements of the Company appearing elsewhere in this Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto.

                                                                                           YEAR ENDED JULY 31,
                                                                        ---------------------------------------------------------
                                                                                     1995                         1996
                                                                                     ----                         ----
STATEMENT OF OPERATIONS DATA:
Actual:
   Actual Net sales.....................................................          $ 6,866,000                 $ 9,940,000
   Operating loss.......................................................            (613,000)                   (170,000)
   Net loss.............................................................            (806,000)                   (463,000)
   Preferred dividend accrued...........................................            (589,000)                   (656,000)
   Net loss available to common stockholders............................         $(1,395,000)                $(1,119,000)
   Net loss per share after preferred dividend requirements
     (primary and fully diluted)........................................         $     (1.60)                $     (1.09)
   Weighted average shares..............................................              872,186                   1,026,308

Pro forma(1):
   Net loss available to common stockholders............................          $ (806,000)                 $ (463,000)
   Net loss per share (primary and fully diluted).......................          $    (0.60)                 $    (0.31)
   Weighted average shares..............................................            1,345,878                   1,500,000

                                                                                          AS OF JULY 31, 1996
                                                                        --------------------------------------------------------
                                                                                                                     Pro Forma
                                                                          ACTUAL             PRO FORMA(2)         AS ADJUSTED(3)
                                                                          ------             ------------         --------------
BALANCE SHEET DATA:
   Total assets............................................                $12,574,000            $13,824,000        $17,785,000
   Working capital.........................................                  1,318,000              2,354,000          6,929,000
   Total liabilities.......................................                  5,533,000              6,760,000          4,633,000
   Stockholders' equity....................................                $ 7,041,000            $ 7,064,000        $13,152,000


(1) On the effective date of the Registration Statement, of which this Prospectus is a part, all of the outstanding shares of the Company's Preferred Stock and all accrued and unpaid dividends thereon will convert into 473,692 shares of Common Stock in accordance with the Preferred Stock Conversion after giving effect to the Reverse Stock Split.

(2) The pro forma balance sheet data as of July 31, 1996 gives effect to: (i) the issuance of $1,750,000 of Bridge Notes, net of a discount of $23,000 relating to the valuation of the warrants ("Bridge Warrants") issued in connection with the Bridge Financing, and (ii) the repayment of $500,000 of principal amount unsecured promissory notes ("Prebridge Notes") issued in connection with a financing consummated in April 1996 ("Prebridge Financing").

(3) The pro forma as adjusted balance sheet data as of July 31, 1996 gives effect to: (i) the receipt of the net proceeds of approximately $6,325,000 from the sale of the Securities offered hereby, (ii) the repayment of the Bridge Notes ($1,750,000) and the related effect of writing off the financing costs relating to the Bridge Financing ($214,000) and the discount on the Bridge Notes ($23,000), and (iii) the repayment of manufacturing, development and royalty expenses under the Company's joint venture with Aladdin ($400,000).


      UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO THE EXERCISE OF THE UNDERWRITER'S OVER-ALLOTMENT OPTION OR THE UNDERWRITER'S PURCHASE OPTION OR TO THE EXERCISE OF THE WARRANTS OFFERED HEREBY, AND DOES NOT INCLUDE: (I) 475,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON EXERCISE OF STOCK OPTIONS WHICH MAY BE GRANTED UNDER THE COMPANY'S 1994 STOCK OPTION PLAN ("STOCK OPTION PLAN"), OF WHICH OPTIONS TO PURCHASE 390,000 SHARES OF COMMON STOCK ARE OUTSTANDING AND (II) 875,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON THE EXERCISE OF THE WARRANTS ISSUED IN EXCHANGE FOR BRIDGE WARRANTS ISSUED IN CONNECTION WITH THE BRIDGE FINANCING. See "Management-- Executive Compensation" and "--Stock Option Plan," "Certain Transactions," "Principal Stockholders" and "Description of Securities-- Warrants."

                                   THE COMPANY

           The Company, incorporated in Delaware in February 1994, was founded by Howard Graham, Frank J. Farrell and Jean E. Reynolds. The Company was the successor to The Millbrook Press Inc., incorporated in 1989, whose financial support was provided by Group de la Cite International ("GLC"), a French publishing conglomerate. From 1989 until February 1994, The Millbrook Press Inc. was a wholly-owned subsidiary of Antia Publishing Company, a Delaware corporation, which in turn was a wholly-owned subsidiary of GLC. In February 1994, the founders effected a management buyout by forming the Company which purchased substantially all of the assets of The Millbrook Press Inc. Unless otherwise indicated, references to the Company also includes its predecessor. The Company and its executive offices are located at 2 Old New Milford Road, Brookfield, Connecticut 06804, its telephone number is (203) 740-2220 and its Worldwide Web site address is www.neca.com/mall/millbrook.


                                  RISK FACTORS

           THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. ACCORDINGLY, IN ANALYZING AN INVESTMENT IN THESE SECURITIES, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, ALONG WITH THE OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS.

           HISTORY OF LOSSES. The Company has incurred significant losses since the management buyout in February 1994. For the fiscal years ended July 31, 1995 and July 31, 1996, the Company had net losses of $806,000 and $463,000, respectively. The ability of the Company to achieve profitability in the future or, if achieved, to sustain profitability, will depend in part upon the successful and timely introduction of new products, the successful marketing of its existing products and the Company's ability to collect trade receivables in a timely manner. There can be no assurance that the Company will be able to sustain net sales in the future or achieve profitability irrespective of the level of net sales. The Company will incur additional marketing and administrative expenses in 1997 and expenses relating to one-time charges in the fiscal quarter in which this Offering occurs, for financing costs relating to the Bridge Financing and the discount on the Bridge Notes, which the Company anticipates could result in a net loss for the fiscal year ending July 31, 1997. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

           NEED FOR MARKET ACCEPTANCE OF PRODUCTS. The nature of the publishing industry is that net sales derived from more successful books will be used to cover the costs of development and production of less successful books. While the Company experienced an approximately 45% increase in net sales from the fiscal year ended July 31, 1995 to the fiscal year ended July 31, 1996, there can be no assurance that this growth will continue. The Company's continued success depends on the timely introduction of successful new books and sequels or updates to existing books to replace declining net sales from older books. Although the Company intends to make substantial investments in product development each year and is continually seeking new product opportunities, there can be no assurance that any of the Company's new books will achieve market acceptance or that, if accepted, such acceptance will be sustained for a period long enough to recoup costs or realize profits. If market acceptance is not sustained, the Company may be required to write-down unsold excess inventory and/or accept substantial product returns to maintain access to its distribution channels. See "Business -- Company Strategy," "-- Product Development" and "-- Competition."

           DEPENDENCE ON KEY ACCOUNTS. Approximately 66% of the Company's sales in the school and public library market in the fiscal year ended July 31, 1996 (or 45% of the Company's net sales) were from wholesale accounts. One such wholesale account, Baker & Taylor, accounted for approximately 37% of total wholesale sales attributable to the Company's school and public library business in the fiscal year ended July 31, 1996 (or 17% of the Company's net sales). Approximately 31% of the Company's sales in the consumer market in the fiscal year ended July 31, 1996 (or 9% of the Company's net sales) were from wholesale accounts. One such wholesale account, Ingram Book Company ("Ingram"), accounted for approximately 56% of total wholesale sales attributable to the Company's consumer business in the fiscal year ended July 31, 1996 (or 5% of the Company's net sales). The Company expects to continue to depend on a relatively small number of wholesalers for a significant percentage of its sales particularly since a relatively small number of wholesalers in the publishing industry account for a significant portion of wholesale sales. The Company has no contracts with any of such wholesalers and significant reductions in sales to any one or more of the Company's largest wholesalers would have a material adverse effect on the Company's results of operations. See "Business -- Marketing and Distribution."

           POSSIBLE NEED FOR ADDITIONAL FINANCING. Management believes that the net proceeds of this Offering, together with the Company's existing resources and cash generated from its operations, if any, will be adequate for the Company's cash requirements through approximately July 31, 1998. However, there can be no assurance that the Company's working capital requirements during this period will not exceed its available resources or that these funds will be sufficient to meet the Company's longer-term cash requirements. Accordingly, either before or after July 31, 1998, the Company may seek additional funds from borrowings or through debt or equity financings. There can be no assurance that any additional financing will be available to the Company on acceptable terms, if at all, when required by the Company. Any inability by the Company to obtain additional financing, if required, could have a material adverse effect on the financial condition and results of operations of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Use of Proceeds."

           POTENTIAL ADVERSE IMPACT OF RETURNS. The practice in the publishing industry is to permit customers, including wholesalers and retailers, to return merchandise. The Company gives a credit for books that are returned and establishes reserves as a deduction from gross sales for returns. Historically, returns have been approximately 8% of the Company's gross sales to school and public library wholesalers. For the fiscal year ended July 31, 1996, consumer sales returns were approximately 17% of gross consumer sales. The rate of return can have a significant impact on quarterly results since certain wholesalers have in the past returned a large quantity of products at one time irrespective of marketplace demand for such products, rather than spreading out the returns during the course of the year. In both the school and public library and consumer markets, the Company now offers a preferential discount for non-returnability, an option being taken by an increasing number of customers. Although the Company believes its reserves have been adequate to date, there can be no assurance that returns by customers in the future will not exceed these historical levels or that the actual returns will not exceed the amount of reserves in the future. In the event that the amount of reserves proves to be inadequate, the Company's results of operation and financial condition will be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

           SEASONAL BUSINESS; QUARTERLY FLUCTUATIONS. A substantial portion of the Company's business is highly seasonal, causing significant variations in operating results from quarter to quarter. In the fiscal year ended July 31, 1996, 69% of total net sales were derived from the school and public library market. In the school and public library market, net sales typically tend to be lowest in the second calendar quarter and highest in the third calendar quarter, as schools purchase heavily in anticipation of opening in September. In the fiscal year ended July 31, 1996, 29% of total net sales came from the consumer market. The consumer market also tends to be highly seasonal and, given the importance of holiday gift sales, a large proportion of net sales can occur in the third quarter in anticipation of the holiday gift season. The Company exercises very little control over the timing of customer orders, particularly those of wholesalers, thus orders anticipated in the second calendar quarter, for example, may fall into the third calendar quarter, thereby affecting both quarters' results. In addition, even when customer orders are placed, such orders generally are cancelable at any time without penalty. Due to the long product development cycle of books (nine to 18 months), the Company generally must enter into product development commitments prior to having firm orders. The financial results in any quarter where sales fall below the Company's expectations will be negatively impacted as expenses based on those expectations have already been incurred in advance of actual receipt of orders. As a result, there can be no assurance that the Company can maintain sufficient flexibility with respect to its working capital needs and its ability to manufacture products to be able to minimize the adverse effects of an unanticipated shortfall in or greater than expected demand for its products. Failure to predict accurately and respond to consumer demand may cause the Company to produce excess inventory which could result in write-offs. Conversely, if a product achieves greater success than anticipated, the Company may not have sufficient inventory to meet customer demand. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

           COMPETITION. Children's book publishing in the school and public library market and in the consumer market is fragmented and highly competitive. There are many publishers in the school and public library market who publish materials similar to the Company's product offerings. The Company also competes with a large number of other publishers for retail shelf space in large bookstore chains such as Barnes & Noble, Inc., Borders, Inc. and Waldenbooks, Inc. A number of these competitors have considerably greater financial and marketing resources than the Company. In addition to competition among like types of publishing programs, the overall competition for limited educational budgets is intense when other producers of materials used in classrooms and libraries are included, especially producers and distributors of electronic hardware and software. Increased competition may result in the loss of school and public library accounts, loss of shelf space for the Company's books at retail stores and significant price competition, any of which could adversely affect the Company's operating results. See "Business -- Industry Background" and "-- Competition."

           DEPENDENCE ON GOVERNMENT FUNDING. The majority of the school and public library funding for is dependent on government funding from federal, state and local authorities. Budget deficits affecting these three levels of government have limited the availability of funding for school libraries and educational programs. The school library market is especially affected by budget cutbacks as library expenditures and needs are typically considered less important than the expenditures and needs of the classroom. Continued restraints in the future on federal, state and local support for educational funding could have an adverse effect on the Company's financial condition and results of operations. See "Business -- Industry Background."

           DEPENDENCE ON QUALIFIED PERSONNEL; DEPENDENCE ON MANAGEMENT. The ability to attract and retain highly competent executives, professionals, sales personnel and other employees is critical to the ongoing success of the Company. A stable and skilled work force is essential to establishing and maintaining relationships with authors, illustrators, vendors and customers and such relationships are critical to the Company's long-term growth. The Company has not experienced any difficulties in attracting and retaining qualified personnel, although there can be no assurance that it will not encounter such problems in the future. In particular, the Company's operations are dependent on the efforts of Jeffrey Conrad (the newly-appointed Chief Executive Officer and President), Jean E. Reynolds (Senior Vice President - Publisher), Frank J. Farrell (Vice President and Secretary) and Howard Graham (Vice President). The Company has employment agreements with Mr. Conrad and Ms. Reynolds which expire in October 1999 and two years after the date of this Prospectus, respectively. The Company has consulting agreements with Mr. Farrell and Mr. Graham, both of which expire in December 1998. The Company has obtained a "key person" insurance policy on the life of Mr. Conrad in the amount of $1,000,000 under which the Company is the beneficiary. The loss of the services of any one of the above named persons could have a material adverse effect on the Company. See "Management."

           DEPENDENCE ON CO-PUBLISHING RIGHTS/RELATIONSHIPS. The Company sells, as part of its catalog of titles, books developed by its own editorial staff and authors, books fully developed by other publishers and purchased by Millbrook, as well as books co-developed by Millbrook and other publishers as a way of spreading production costs and risks. Such multiple sourcing utilizes a broad band of creative talent to generate book concepts through finished books. Approximately 20% of the Company's net sales in the fiscal year ended July 31, 1996 were derived from products sourced from outside publishers and packagers. Competition for these arrangements is substantial and the Company competes directly with larger companies having greater financial and marketing resources. Although the Company has been successful in developing such relationships in the past, there can be no assurance that it will continue to enjoy such success in the future. See "Business -- Company Strategy" and "-- Product Development."

           DEPENDENCE ON QUALITY AUTHORS, ILLUSTRATORS. The ability to attract successful and highly qualified authors and illustrators is critical to the ongoing success of the Company. Competition for this type of personnel is intense and authors and illustrators have many options in terms of publisher affiliation. The Company has been successful in developing long-term relationships with a number of excellent authors and illustrators in the past, but there can be no assurance that the Company can continue to retain superior quality authors and illustrators in the future. See "Business -- Company Strategy" and "-- Product Development."

           DEPENDENCE ON THIRD PARTY MANUFACTURERS; ABILITY TO OFFSET MANUFACTURING COSTS. The Company's books are printed and bound by third-party manufacturers and therefore the Company does not have direct control over the quality of manufacturing of its books. Additionally, third party manufacturers pass on certain costs, including paper costs, to the

Company. The Company requires substantial amounts of high-quality paper to manufacture its products and in periods of short supply, competition for paper can be substantial, increasing the cost of manufacturing. To cover such costs, the Company has been successful in raising prices of its books in the past, but there can be no assurance that the Company will be able to raise prices in the future. Management believes that current arrangements for the manufacture of the Company's books are satisfactory for the Company's anticipated requirements. Nevertheless, there can be no assurance that in the future these third parties' manufacturing capacities will be sufficient to satisfy the Company's requirements, that interruptions or delays in manufacturing will not adversely affect the Company's operations, or that alternative manufacturing sources will be available to the Company on commercially reasonable terms or at all. In particular, due to the short-run nature of the Company's manufacturing needs, the Company is restricted to a select list of specialty book manufacturers. Currently, Worzalla Publishing Inc. ("Worzalla") manufactures approximately 60% of the Company's books. The Company has no contract with Worzalla and while the Company believes that other specialty book manufacturers would be available, if necessary, the inability of the Company to obtain adequate printing for its books at favorable prices, or at all, could have a material adverse effect on the Company's results of operations. See "Business -- Manufacturing and Shipping."

           SIGNIFICANT PORTION OF PROCEEDS USED TO SATISFY INDEBTEDNESS; BENEFIT TO AFFILIATES; BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately $1.8 million or 29% of the net proceeds received by the Company from this Offering will be used to repay the Bridge Notes and accrued interest, of which approximately $513,000 will be repaid to entities which are 5% stockholders of the Company and affiliated with certain directors of the Company and approximately $400,000 or 6% of the net proceeds of the Offering will be used to satisfy payables and accrued product development expenses in connection with the Company's joint venture with Aladdin, an affiliate of an entity that is a principal stockholder of the Company, under the terms of its joint venture with the Company. In addition, approximately 800,000 or 13% of the net proceeds of the Offering has been allocated to working capital and general corporate purposes. The Company will have broad discretion regarding how and when such proceeds will be applied and will use a portion of such proceeds to pay salaries, including salaries of its executive officers. See "Use of Proceeds" and "Certain Transactions."

           DEPENDENCE ON CREDIT FACILITY. The Company entered into a Loan and Security Agreement with People's Bank in December 1995 ("Loan and Security Agreement"). Under the terms of the Loan and Security Agreement, People's Bank has taken a first priority security interest in substantially all of the Company's assets. Although the Company has not been in default under its Loan and Security Agreement, in anticipation of the Bridge Financing and this Offering and in order to continue to comply with certain covenants of the Loan and Security Agreement, the Company obtained from People's Bank a waiver of certain financial covenants in the Loan and Security Agreement until December 31, 1996. In the event that the Company is in default under the Loan and Security Agreement in the future or is unable to repay or refinance such loan upon maturity, People's Bank could foreclose its lien which would have a material adverse effect on the Company. As of July 31, 1996, and as of the date of this Prospectus, the Company had borrowings outstanding of approximately $2.7 million under the Loan and Security Agreement, which is the maximum credit line available under the Loan and Security Agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

           MANAGEMENT OF GROWTH. The Company has experienced significant growth in recent years, and this growth has placed significant demands on the Company's management, operational and financial resources. In addition, the Company has recently hired a new Chief Executive Officer and President, Jeffrey Conrad, and will be appointing a new Chief Financial Officer. There can be no assurance that the Company's new management will be successfully integrated into the business of the Company or if the Company continues to grow, that management will be effective in attracting and retaining additional qualified personnel, expanding the Company's physical facilities, integrating acquired businesses or otherwise managing growth. If the Company is unable to manage growth effectively, the Company's business, financial condition and operating results could be materially adversely affected. See "Business" and "Management."

           CONTROL BY CURRENT STOCKHOLDERS, OFFICERS AND DIRECTORS. The Company's current principal stockholders, directors and officers, and certain of their affiliates, will beneficially own approximately 45% of the outstanding Common Stock immediately after this Offering and will have significant influence over the outcome of all matters submitted to the stockholders for approval, including the election of directors of the Company, thereby enabling such current principal stockholders, directors and officers, and their affiliates to control all major decisions of the Company. Furthermore, such concentration of ownership may have the effect of preventing a change in control of the Company. See "Principal Stockholders" and "Description of Securities."

           IMMEDIATE AND SUBSTANTIAL DILUTION. Purchasers of the Securities offered hereby will incur an immediate and substantial dilution of approximately 35% of their investment in the Common Stock because the pro forma net tangible book value of the Company's Common Stock after this Offering will be approximately $3.29 per share as compared with the initial public offering price of $5.00 per share of Common Stock and $.10 per Warrant. See "Dilution."

           NO PRIOR MARKET; POTENTIAL LOSS OF ACTIVE TRADING MARKET; ARBITRARY OFFERING PRICE; POSSIBLE VOLATILITY OF STOCK PRICE. There has been no prior market for the Company's Common Stock or Warrants, and there can be no assurance that a public market for the Common Stock or the Warrants will develop or be sustained after the Offering. The Company's Common Stock and Warrants have been approved for trading on the Nasdaq SmallCap Market ("Nasdaq") although there can be no assurance that an active trading market in the Securities will develop or be maintained. To continue to be listed on Nasdaq after the Offering, the
Company must satisfy certain maintenance criteria. The failure to meet these maintenance criteria in the future may result in the Common Stock or Warrants not being eligible for quotations on Nasdaq and trading, if any, of the Common Stock and the Warrants would thereafter be conducted on the OTC Bulletin Board. As a result of such ineligibility for quotations, an investor may find it more difficult to dispose of, or obtain accurate quotations as to the market value of the Common Stock or the Warrants. The public offering prices of the Securities and the exercise price and other terms of the Warrants being offered hereby were established by negotiation between the Company and the Underwriter and may not be indicative of prices that will prevail in the trading market. In the absence of an active trading market, purchasers of the Common Stock or the Warrants may experience substantial difficulty in selling their securities. The trading price of the Company's Common Stock and Warrants is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, general conditions in the publishing industry and other factors. In addition, the stock market is subject to price and volume fluctuations that affect the market prices for companies and that are often unrelated to operating performance. See "Description of Securities" and "Underwriting."

           POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Company may redeem the Warrants once they become exercisable, at a price of $.01 per Warrant, at any time upon not less than 30 days prior written notice if the last sale price of Common Stock has been at least 155% of the then exercise price of the Warrants (initially $6.975) on 20 of the 25 consecutive trading days ending on the third day prior to the date on which notice is given. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Warrants at the current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price which would be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities -- Warrants."

           NO DIVIDENDS. The Company has never paid cash dividends on its Common Stock. The Company intends to retain any future earnings to finance its growth. Accordingly, any potential investor who anticipates the need for current dividends from an investment in the Common Stock should not purchase any of the Securities offered hereby. In addition, the Loan and Security Agreement limits the Company's ability to pay dividends without the lender's consent. See "Dividend Policy."

           CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. The Company will be able to issue shares of its Common Stock upon exercise of the Warrants only if there is then a current prospectus relating to such Common Stock, and only if such Common Stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the Warrants reside. The Company has undertaken and intends to file and keep current a prospectus which will permit the purchase and sale of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The
Warrants may be deprived of any value and the market for the Warrants may be limited if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside. See "Description of Securities -- Warrants."

           WARRANT PRICE AND EFFECT ON TRADING PRICE OF COMMON STOCK. The Warrants being offered hereby have an exercise price below the initial offering price of the Common Stock. It therefore may be possible that a substantial number of the Warrants may be exercised in the future. Such exercise would be dilutive to the net tangible book value of the Common Stock being offered hereby. In addition, purchasers in the public offering may be willing to sell their Common Stock into the public market at prices less than the initial offering price because of gains in the market price of or realized on the sale or exercise of their Warrants. Such sales could adversely affect the public market price of the Common Stock.

           EFFECT OF OUTSTANDING OPTIONS AND WARRANTS. Immediately after this Offering, there will be outstanding stock options pursuant to the Stock Option Plan to purchase an aggregate of 390,000 shares of Common Stock at a per share exercise price equal to the Offering Price of the Common Stock. In addition, there will be outstanding 2,375,000 Warrants, including 875,000 Warrants issued in exchange for the Bridge Warrants. The exercise of such outstanding stock options and Warrants, and the Underwriter's Purchase Option (and the warrants included therein) will dilute the percentage ownership of the Company's stockholders, and any sales in the public market of Common Stock underlying such stock options, Warrants and the Underwriter's Purchase Option (and the warrants included therein) may adversely affect prevailing market prices for the Common Stock. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of such outstanding securities can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such stock options, Warrants and the Underwriter's Purchase Option. In addition, the Company has granted certain demand and piggy-back registration rights to the Underwriter with respect to the securities issuable upon exercise of the Underwriter's Purchase Option. See "Management -- Stock Option Plan," "Certain Transactions," "Description of Securities" and "Underwriting."

           FUTURE SALES OF COMMON STOCK. Sales of the Company's Common Stock in the public market after this Offering by existing stockholders could adversely affect the market the market price of the Common Stock or the Warrants. See "Shares Eligible for Future Sale."

           ISSUANCE OF PREFERRED STOCK; ANTI-TAKEOVER PROVISIONS; Pursuant to its Certificate of Incorporation, as amended, the Company has an authorized class of 1,000,000 shares of preferred stock which may be issued by the Board of Directors on such terms and with such rights, preferences and designations as the Board may determine without any vote of the stockholders. Issuance of such preferred stock, depending upon the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control of the Company. Issuance of additional shares of Common Stock could result in the dilution of the voting power of the Common Stock purchased in this Offering. In addition, certain "anti-takeover" provisions of the Delaware General Corporation Law, among other things, may restrict the ability of the stockholders to expect a merger or business combination or obtain control of the Company. See "Description of Securities -- Preferred Stock."

           RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS. This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to implement its strategy and identify new market and product opportunities, product development costs, future return rates of the Company's products, the dependence of the Company on certain customers and manufacturers, as well as general market conditions, competition and pricing. Although the Company believes that the assumptions underlying the forward- looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                    DILUTION

           The difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock after this Offering constitutes the dilution per share of Common Stock to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Pro forma net tangible book value per share at July 31, 1996 in the following discussion and tables gives effect to the Bridge Financing as if it occurred as of July 31, 1996. The following discussion and tables allocate no value to the Warrants.

           As of July 31, 1996, the Company had a pro forma net tangible book value of $3,558,000, or approximately $2.37 per share of Common Stock (based on 1,500,000 shares of Common Stock outstanding at July 31, 1996). After giving effect to the sale of the Securities offered hereby (less underwriting discounts and estimated expenses of this Offering) and the application of the net proceeds therefrom, the pro forma net tangible book value at that date would have been $9,860,000, or approximately $3.29 per share. This represents an immediate increase in pro forma net tangible book value of approximately $.92 per share to existing stockholders and an immediate dilution of approximately $1.81 per share or approximately 35% to investors in this Offering.

           The following table illustrates the per share dilution without giving effect to results of operations of the Company subsequent to July 31, 1996.

Public offering price of the Securities.......................           $5.10
          Pro forma net tangible book value before Offering...  $2.37
          Increase attributable to new investors..............    .92
Pro forma net tangible book value after Offering..............            3.29
                                                                          ----
Dilution to new investors.....................................           $1.81
                                                                         =====


           The following table summarizes the number and percentage of shares of Common Stock purchased from the Company, the amount and percentage of consideration paid and the average price per share paid by existing stockholders and by investors pursuant to this Offering.


                                             SHARES PURCHASED                     TOTAL CONSIDERATION             AVERAGE PRICE
                                   ----------------------------------     --------------------------------
                                        NUMBER             PERCENT              AMOUNT             PERCENT          PER SHARE
                                   ----------------   ----------------    ------------------   -------------    -----------------
Existing Stockholders............        1,500,000            50%            $10,191,000              57%             $6.79
Investors in this Offering.......        1,500,000            50               7,650,000              43               5.10
                                         ---------          ----             -----------             ---
           Total.................        3,000,000           100%            $17,841,000             100%
                                         =========          ====             ===========             ===


           The foregoing analysis assumes no exercise of outstanding options or the Warrants or the Underwriter's Purchase Option (and the Warrants included therein). In the event any such options or warrants are exercised, the percentage ownership of the investors in this Offering will be reduced and the dilution per share of Common Stock to investors in this Offering will increase.

                                 USE OF PROCEEDS

           The net proceeds to the Company from the sale of the Securities offered hereby are estimated to be approximately $6.3 million (approximately $7.4 million if the Underwriter's over-allotment option is exercised in full). The Company intends to apply the net proceeds approximately as follows:

                 APPLICATION OF PROCEEDS                          AMOUNT           PERCENT
                 -----------------------                          ------           -------
   Product Development.......................................      $2,550,000         40.5%
   Repayment of Bridge Notes.................................       1,800,000         28.6
   Marketing Enhancements....................................         750,000         11.9
   Payable to an Affiliate...................................         400,000          6.3
   Working Capital and General Corporate Purposes............         800,000         12.7
                                                             ----------------    -----------

                     Total...................................      $6,300,000        100.0%
                                                             ================    ===========


           Product development consists of expanding the Company's product lines in the consumer market through publishing preschool novelty books, books for beginning readers and early readers, chapter books for young readers and popular reference children's books. See "Business -- Company Strategy."

           The Bridge Notes were issued in connection with the Bridge Financing consummated in August 1996. The Bridge Notes consist of 17 1/2 notes in the aggregate principal amount of $1.75 million, bearing interest at the rate of 10% per annum through November 30, 1996 and at a rate of 15% per annum thereafter and payable upon the consummation of this Offering. If the Offering is consummated in December 1996, the interest to be paid on the Bridge Notes will be approximately $44,600. Approximately $513,000 of the principal and interest to be repaid on the Bridge Notes are held by 5% stockholders and entities affiliated with directors of the Company. The net proceeds from the sale of the Bridge Notes have been used primarily for working capital purposes.

           Marketing enhancements include (i) attracting and hiring marketing management personnel to direct and focus the Company's marketing efforts, (ii) increasing the use of direct mail, expanding the circulation of catalogs and extending advertising programs, (iii) increasing the in-house sales force in the consumer market and (iv) expanding the Company's telemarketing programs. See "Business -- Company Strategy."

           The Company has accrued development, manufacturing and royalty expenses under its joint venture with Aladdin, an affiliate of Archon Press, Inc., a principal stockholder of the Company, of which it will pay approximately $400,000 out of the proceeds of this Offering. See "Certain Transactions."

           Working capital and general corporate purposes may include, among other things, payment of expenses incurred or to be incurred by the Company, additional inventory and increases in accounts receivable, payment of general corporate expenses (including the costs of being a public company), salaries of additional financial and management personnel, salaries of executive officers, and the costs of possible license or acquisition of fully-developed products or businesses complementary to the Company's operations (although the Company is not currently negotiating to acquire any business and has no commitments, understandings or arrangements with respect to any such acquisition). If the Underwriter exercises the over-allotment option in full, the Company will realize additional net proceeds of approximately $1.1 million, which will also be added to the Company's working capital.

           Based on its current operating plan, the Company anticipates that the proceeds of the Offering, together with existing resources and cash generated from operations, if any, should be sufficient to satisfy the Company's contemplated working capital requirements through July 31, 1998. There can be no assurance, however, that the Company's working capital requirements during this period will not exceed its available resources or that these funds will be sufficient to meet the Company's longer term cash requirements for operations. In the event the Company's plans or assumptions change or prove to be inaccurate, or the proceeds of the Offering together with cash generated from future revenues, if any, prove to be sufficient to fund operations (due to unanticipated expenses, problems or otherwise), the Company may find it necessary and/or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes and therefore management will have significant discretion regarding how and when such proceeds will be applied.

           Proceeds not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                                 CAPITALIZATION


           The following table sets forth the short-term debt and capitalization of the Company: (i) at July 31, 1996; (ii) pro forma at July 31, 1996 to give effect to the Preferred Stock Conversion and the Bridge Financing; and (iii) pro forma, as adjusted to give effect to the sale of the 1,500,000 shares of Common Stock and 1,500,000 Warrants offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                                                                                   JULY 31, 1996
                                                                                                   -------------
                                                                                                                        PRO FORMA,
                                                                                     ACTUAL         PRO FORMA(2)      AS ADJUSTED(3)
Short-term debt................................................................      $2,742,000      $2,742,000         $2,742,000
                                                                                     ==========      ==========        ===========
Long-term obligations..........................................................         500,000       1,727,000             --
                                                                                     ----------      ----------        -----------
Stockholders' equity:

  12%  Series A voting  cumulative  preferred  stock,  par value 0.01 per share;
  10,000  shares  authorized,  4,700 shares  issued and  outstanding;  1,000,000 shares authorized, no shares issued and outstanding pro
  forma and pro forma as adjusted..............................................       6,190,000(1)           --                 --
    Common Stock, $.01 par value; 5,000,000 shares authorized;
    12,000,000 shares authorized pro forma and pro forma, as adjusted; 1,026,308
    shares  issued  and  outstanding,   actual;   1,500,000  shares  issued  and
    outstanding on a pro forma basis;
    3,000,000 shares issued and outstanding pro forma, as adjusted.............          10,000          15,000             30,000
Additional paid-in capital.....................................................       3,991,000      10,199,000         16,509,000
Accumulated deficit............................................................      (3,150,000)     (3,150,000)        (3,387,000)
                                                                                     ----------      ----------        -----------
  Total stockholders' equity...................................................       7,041,000       7,064,000         13,152,000
                                                                                     ----------      ----------        -----------
    Total capitalization.......................................................      $7,541,000      $8,791,000        $13,152,000
                                                                                     ==========      ==========        ===========

(1) On the effective date of the Registration Statement, of which this Prospectus is a part, all of the outstanding shares of the Company's Preferred Stock and all accrued and unpaid dividends thereon will convert into 473,692 shares of Common Stock in accordance with the Preferred Stock Conversion after giving effect to the Reverse Stock Split.

(2) Gives effect to the issuance of the Bridge Notes, net of a discount ($23,000) relating to the valuation of the Bridge Warrants issued in connection with the Bridge Financing, and the repayment of the Prebridge Notes issued in connection with the Prebridge Financing.

(3) Gives effect to: (i) the receipt of the net proceeds of approximately $6,325,000 from the sale of the Securities offered hereby, (ii) the repayment of the Bridge Notes ($1,750,000) and the related effect of writing off the financing costs relating to the Bridge Financing ($214,000) and the discount on the Bridge Notes ($23,000).

                                 DIVIDEND POLICY

           The Company has never paid any cash dividends on the Common Stock and it is currently the intention of the Company not to pay cash dividends on its Common Stock for the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of the Company's business. Any future declaration of cash dividends will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other pertinent factors. In addition, the Loan and Security Agreement limits the Company's ability to pay dividends without the lender's consent.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


           THE DISCUSSION AND ANALYSIS BELOW SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

           GENERAL

           In February 1994, the Company was incorporated and acquired the assets of The Millbrook Press Inc., which had commenced operations in 1989. Prior to January 1991, The Millbrook Press Inc. had no revenues and incurred expenses related to administrative costs associated with the formation and production of its first publication list. Subsequent to January 1991, The Millbrook Press Inc. and the Company have had significant net sales to the school and public library market. For the fiscal year ended July 31, 1996, the Company's net sales increased by 45% to $9.9 million from $6.9 million in the fiscal year ended July 31, 1995. This increase was primarily attributable to increased sales to the consumer market and sales from the Company's backlist (I.E., books that were previously published by the Company to be sold in the school and public library market which have been bound as paperback or hardcover books to be sold in consumer market). To date, however, the Company has had continuing losses. These losses are primarily attributable to the costs associated with expanding the Company's operations and developing and expanding the Company's product line. In particular, the Company has incurred significant expenses relating to the establishment of the infrastructure which can enable the Company to sell books to the consumer market and/or develop books that can appeal to both the school and public library market and the consumer market. These expenses include establishing distribution channels and marketing the Company's products. The Company believes that for the fiscal year ending July 31, 1997 net sales will increase due to its ability to produce books which can appeal to both the school and public library market and the consumer market and penetrate effectively into the consumer market. However, the Company anticipates that additional marketing and administrative expenses, and financing costs relating to one-time charges in the fiscal quarter in which this Offering occurs for the write-off of costs relating to the Bridge Financing ($214,000) and the discount on the Bridge Notes ($23,000), could result in a net loss for the fiscal year ending July 31, 1997. Generally, the Company's general and administrative, manufacturing support and product development costs do not vary directly with net sales. Consequently, if net sales continue to increase in accordance with the Company's expectations, the Company believes that it could achieve profitability in periods subsequent to the fiscal year ending July 31, 1997. However, there can be no assurance that such net sales will increase in accordance with the Company's expectations or that the Company will ever achieve profitability.

           CONSUMER MARKET COMPARED TO THE SCHOOL AND PUBLIC LIBRARY MARKET

           In addition to an increase in net sales, as the Company sells more of its products in the consumer market, its results of operations and financial condition could be impacted by certain distinctions between the consumer market and the school and public library market. For example, (i) it is generally more difficult to collect receivables in the consumer market than in the school and public library market, (ii) sales to the consumer market have a higher return rate than sales to the school and public library market and accordingly the Company will need to deduct a higher reserve for returns from its gross sales and (iii) sales to the consumer market have a lower gross profit margin than sales to the school and public library market because consumer sales have higher sales discounts and promotional allowances than sales to the school and public library market.

           VARIABILITY IN QUARTERLY RESULTS

           A substantial portion of the Company's business is highly seasonal, causing significant variations in operating results from quarter to quarter. In the school and public library market, net sales typically tend to be lowest in the second calendar quarter and highest in the third calendar quarter, as schools purchase heavily in anticipation of opening in

September. The consumer market also tends to be highly seasonal and, given the importance of holiday gift sales, a large proportion of net sales can occur in the third calendar quarter in anticipation of the holiday gift season. The Company expects its future net sales and operating results will reflect these seasonal factors. In addition, the Company's quarterly operating results have varied significantly depending on factors such as the timing of customer orders and are likely to do so in the future. The Company exercises very little control over the timing of customer orders, particularly those of wholesalers, thus orders anticipated in the second calendar quarter, for example, may fall into the third calendar quarter, thereby affecting both quarters' results. In addition, even when customer orders are placed, such orders are generally cancellable at any time. Due to the long product development cycle of books (nine to 18 months), the Company generally must enter into product development commitments prior to having firm orders. The financial results in any quarter where net sales fall below Company expectations will be negatively impacted as expenses based on those expectations have already been incurred in advance of actual receipt of orders. In addition, there can be no assurance that the Company can maintain sufficient flexibility with respect to its working capital needs and its ability to manufacture products to be able to minimize the adverse affects of an unanticipated shortfall in or greater than expected demand for its products. Failure to predict accurately and respond to consumer demand may cause the Company to produce excess inventory which could result in write-offs. Conversely, if a product achieves greater success than anticipated, the Company may not have sufficient inventory to meet customer demand.

           SALES INCENTIVES AND RETURNS

           In connection with the introduction of new books, many book publishers, including the Company, discount prices of existing products, provide certain promotional allowances and credits or give other sales incentives to its customers. The Company intends to continue such practices in the future. In addition, the practice in the publishing industry is to permit customers including wholesalers and retailers to return merchandise. Most books not sold may be returned to the Company and the Company gives a credit for such returned books. The rate of return also can significantly impact on quarterly results since certain wholesalers have in the past returned large quantities of products at one time irrespective of market-place demand for such product, rather than spreading out the returns during the course of the year. The Company computes net sales by concurrently deducting a reserve for returns from its gross sales. Return allowances may vary as a percentage of gross sales based on actual return experience. The Company believes that as gross sales to the consumer market increase as a proportion of its overall sales, returns will constitute a greater proportion of net sales. Although the Company believes its reserves have been adequate to date, there can be no assurance that returns by customers in the future will not exceed historically-observed percentages or that the level of returns will not exceed the amount of reserves in the future. In the event that the amount reserved proves to be inadequate, the Company's operating results will be adversely affected.

RESULTS OF OPERATIONS

           The following table sets forth certain items from the Company's statement of operations for the fiscal years ended July 31, 1995 and 1996, and the relative percentage of net sales represented by certain income and expense items:

                                                                       Fiscal Years Ended July 31,
                                                --------------------------------------------------------------------------
                                                           1995                                           1996
                                                ----------------------------                ------------------------------
                                                AMOUNT               PERCENT                AMOUNT                 PERCENT
                                                ------               -------                ------                 -------

                                                                             (in thousands)
Net sales................................       $6,866                100.0%                 $9,940                100.0%

Cost of sales:                                   3,407                 49.6                   5,099                 51.3
                                                ------                                       ------

     Gross profit........................        3,459                 50.4                   4,841                 48.7

Operating expenses:

     Selling and marketing...............        3,024                 44.0                   3,854                 38.8

     General and administrative..........        1,051                 15.3                   1,205                 12.1
                                                ------                                       ------

           Total operating expenses......        4,075                 59.4                   5,059                 50.9

Operating loss...........................         (616)                (9.0)                   (218)                (2.2)

Interest expense.........................          190                  2.7                     245                  2.5
                                                ------                                       ------

Net loss.................................      $  (806)               (11.7)                $  (463)                (4.7)
                                               =======                                      =======

Preferred dividend accrual...............      $  (589)                (8.6)%               $  (656)                (6.6)%


           NET SALES. Net sales increased $3.0 million, or approximately 45%, from $6.9 million for the fiscal year ended July 31, 1995 to $9.9 million for the fiscal year ended July 31, 1996. This increase is primarily attributable to increases in net sales to the consumer market which increased from $908,000 in the fiscal year ended July 31, 1995 to $2.8 million in the fiscal year ended July 31, 1996. In the fiscal year ended July 31, 1996, the Company published 55 books for the consumer market as opposed to 28 books for the consumer market in the fiscal year ended July 31, 1995. The increase in the number of books was primarily attributable to the increase of books published under the Company's Copper Beech imprint and the crossover of books published under the Millbrook imprint into the consumer market. Net sales in the school and public library market increased from $5.5 million in the fiscal year ended July 31, 1995 to $6.8 million in the fiscal year ended July 31, 1996. This increase is attributable to the introduction and crossover of books published under the Copper Beech imprint into the Company's traditional school and public library market and sales from the Company's backlist.

           COST OF SALES. Cost of sales increased $1.7 million, or approximately 50%, from $3.4 million in the fiscal year ended July 31, 1995 to $5.1 million in the fiscal year ended July 31, 1996. Cost of sales were approximately 49.6% and 51.3% of net sales in the fiscal years ended July 31, 1995 and 1996, respectively. Cost of sales increased as a percentage of net sales due primarily to the terms and conditions of sales in the consumer market as opposed to the school and public library market (I.E., consumer sales have higher discounts and promotional allowances than sales to the school and public library market). This increase was partially offset by the increase in net sales which has the effect of deceasing amortization and depreciation costs as a percentage of net sales since amortization and depreciation costs are relatively fixed for any one year. Management anticipates that, while cost of sales will continue to be significant, they should constitute a lower percentage of net sales in the future.

           SELLING AND MARKETING. Selling and marketing expenses increased $830,000, or approximately 27%, from $3.0 million in the fiscal year ended July 31, 1995 to $3.8 million in the fiscal year ended July 31, 1996. This increase is primarily attributed to increases in (i) commissions and salaries of marketing personnel and (ii) warehousing and distribution costs. However, as a percentage of net sales, selling and marketing expenses decreased from approximately 44% in the fiscal year ended July 31, 1995 to 39% in the fiscal year ended July 31, 1996. Management anticipates that while such expenses will be approximately 40% of net sales during the fiscal year ended July 31, 1997, they should constitute a lower percentage of net sales beyond the fiscal year ended July 31, 1997.

           GENERAL AND ADMINISTRATIVE. General and administrative expenses increased $154,000, or approximately 15%, from $1.1 million in the fiscal year ended July 31, 1995 to $1.2 million in the fiscal year ended July 31, 1996 primarily as a result of costs relating to additional personnel and the Company's debt financings. However, as a percentage of net sales, general and administrative expenses decreased from approximately 15% in the fiscal year ended July 31, 1995 to 12% in the fiscal year ended July 31, 1996.

           NET INTEREST AND OTHER EXPENSES. Net interest expense increased by $55,000 or 29% from $190,000 in the fiscal year ended July 31, 1995 to $245,000 for the fiscal year ended July 31, 1996. Such increases are largely due to higher average borrowings on the Company's line of credit.

           INCOME TAXES. The Company has incurred cumulative net operating losses for federal tax purposes of approximately $970,000. In the absence of an ownership change as defined in the Internal Revenue Code of 1986, as amended ("Code"), these federal net operating losses would be available to reduce the federal income taxes of the Company in the future, although such federal net operating loss carry forward will expire in the years 2009 through 2011. Upon the completion of this Offering utilization of the net operating loss carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Code. The annual limitation may result in the expiration of net operating loss carry forwards before utilization.

LIQUIDITY AND CAPITAL RESOURCES

           Since inception, the Company's internally generated cash flow has not been sufficient to finance its operating expenses and working capital needs including trade receivables, inventory, capital equipment requirements and new product development, or to support operations. Due to the long product development cycle of books (nine to 18 months), the Company generally must enter into product development commitments prior to having firm orders. In addition, the Company has experienced delays in obtaining external financing. As a result, the Company has experienced working capital shortfalls in the past, which have restricted the Company's ability to conduct and develop its business as planned. The Company has historically not generated positive cash flows from operations over any 12-month period since inception.

           The Company has met its capital requirements to date in part through borrowings under the Loan and Security Agreement. At July 31, 1996 and as of the date of this Prospectus, the balance outstanding under the revolving credit facility was approximately $2.7 million. The Company's credit line under the Loan and Security Agreement is (i) fully utilized; (ii) currently secured by substantially all of the Company's assets with advances based upon 80% of the Company's eligible accounts receivables and 50% of the Company's inventory, with this segment capped at $1.5 million of the total line of $2.7 million; and (iii) partially guaranteed by Jean E. Reynolds, Howard Graham and Frank J. Farrell. See "Certain Transactions." Although the Company has not been in default under its Loan and Security Agreement, in anticipation of the Bridge Financing and this Offering and in order to comply with certain covenants in the Loan and Security Agreement, People's Bank has modified certain financial covenants in the Loan and Security Agreement until December 31, 1996. The Company believes that with the proceeds from this Offering it will be in compliance with the covenants under the Loan and Security Agreement even after the modifications to the covenants expire. The Loan and Security Agreement also restricts the ability of the Company to obtain working capital in the form of indebtedness, other than indebtedness incurred in the ordinary course of the Company's business, to grant security interests in the assets of the Company or to pay dividends on the Company's securities.

           In addition to bank borrowings, the Company's principal sources of capital since August 1, 1994 have been as follows:

                      (i) Between October 1994 and April 1995, the Company issued an aggregate of 77,656 shares of Common Stock to Archon Press for $500,000. See "Certain Transactions."

                      (ii) In June 1995, the Company issued an aggregate of 155,437 shares of Common Stock to Applewood Associates, L.P. ("Applewood"), 21st Century Communications T-E Partners, L.P. ("21st T-E"), 21st Century Foreign Partners ("21st Foreign") and 21st Century Communications Partners, LP ("21st Partners" and collectively with 21st T-E and 21st Foreign) ("21st Century Funds") for an aggregate purchase price of $1,000,000. See "Certain Transactions."

                      (iii) In April 1996, the Company consummated the Prebridge Financing by issuing the Prebridge Notes. Applewood, 21st T-E, 21st Foreign and 21st Partners purchased $250,000, $57,000, $23,000 and $170,000 principal amounts of the Prebridge Notes, respectively. See "Use of Proceeds", "Principal Stockholders" and "Certain Transactions."

                      (iv) In August 1996, the Company received approximately $1,036,000 in net proceeds from the Bridge Financing, in which the Company issued 17 1/2Bridge Units ("Bridge Units") at a purchase price of $100,000 per Bridge Unit, each Bridge Unit consisting of a $100,000 principal amount Bridge Note and 50,000 Bridge Warrants each to purchase one share of Common Stock at a purchase price of $4.50 per share. Upon the effective date of the Offering, the Bridge Warrants automatically convert into an aggregate of 875,000 Warrants. As part of such Bridge Financing, the Prebridge Notes were converted into Bridge Units. The Bridge Notes are in the aggregate principal amount of $1.75 million, bearing interest at the rate of 10% per annum through November 30, 1996 and at a rate of 15% per annum thereafter, with principal and interest payable in full upon the consummation of this Offering. The Bridge Notes are being repaid out of the proceeds from this Offering. See "Use of Proceeds," "Certain Transactions," "Principal Stockholders" and "Selling Stockholders."

           As of July 31, 1996 the Company had $1,318,000 in working capital. At such date, an aggregate of approximately $5.6 million (or 87.6%) of the Company's total current assets consisted of accounts receivables and inventories and the Company had accounts payable and accrued expenses of approximately $2.1 million, of which it was delinquent on approximately $1.3 million. Subsequent to July 31, 1996 and as described above, the Company received an additional $1,036,000 in net proceeds from the Bridge Financing. Based on its current operating plan, the Company anticipates that the proceeds of the Offering, together with existing resources and cash generated from operations, if any, will be sufficient to satisfy the Company's contemplated working capital requirements through approximately July 31, 1998. However, there can be no assurance that the Company's working capital requirements will not exceed its available resources or that these funds will be sufficient to meet the Company's longer-term cash requirements for operations. Accordingly, either before or after July 31, 1998, the Company may seek additional funds from borrowings or through debt or equity financings.

FORWARD LOOKING STATEMENTS

           This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created thereby. Although the Company believes that the assumptions underlying the forward looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. Factors that could cause actual results to differ from the results specifically discussed in the forward-looking statements include, but are not limited to, those discussed in "Risk Factors." In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                    BUSINESS

OVERVIEW

           The Company is a publisher of nonfiction children's books, in both hardcover and paperback, for the school and public library market and the consumer market. Since its inception, the Company has published more than 560 hardcover and 310 paperback books under its Millbrook and Copper Beech imprints. The Company's books have been placed on numerous recommended lists by libraries, retail bookstores and educational organizations. The Company believes it has established a reputation for publishing books which have high quality content and design and believes it has been a leader in the development of books that appeal to both the school and public library and consumer markets. The Company's books have evolved from information-intensive school and library books to its current mix of highly-graphic, consumer-oriented books. As a result, many of the Company's books are distributed throughout the United States to the school and public library market as hardcover books while being simultaneously distributed to the consumer market as either hardcover or paperback books. The consumer market in children's books consists of books purchased by consumers through traditional book distribution channels which consists of trade bookstores such as Barnes & Noble and Waldenbooks and educational chain stores such as Zany Brainy and Learningsmith, Inc. as well as non-traditional distribution channels which consist of direct sales, catalogs, direct mail, book clubs, book fairs, retail stores such as TJ Maxx, and on a smaller scale, certain museums, national parks, historical sites, theme parks, gift shops and toy stores. The Company achieves this crossover by producing books with attractive layouts, illustrations and covers that are also informationally rich.

           In order to establish itself as a leading publisher of children's books for the consumer market, the Company intends to: (i) begin publishing preschool novelty books, books for beginning readers and early readers, chapter books for young readers and popular reference children's books; (ii) acquire companies or develop strategic partnerships that broaden its product line and extend its distribution in consumer market channels; (iii) expand its marketing capabilities in the consumer market by increasing its in-house sales force and management; and (iv) develop books that can be exploited through emerging distribution channels in the consumer market, including special sales channels such as book clubs, book fairs, direct sales, catalogs, direct mail, commercial on-line services and the Internet. The Company believes that the high quality of its books, its emphasis on publishing books for multiple markets and its expanded distribution capabilities makes it well-positioned to increase its books sales to the expanding consumer market while at the same time increasing its established sales base in the school and public library market.

INDUSTRY BACKGROUND

           The Company operates in two distinct markets: (i) the school and public library market and (ii) the consumer market. Paperback sales is the fastest growing segment of the children's book marketplace and experienced a 21% increase in 1995. Hardcover children's books also experienced a 5.2% increase in 1995. This trend is continuing and The Book Industry Study Group anticipates that the demand for children's hardcover books will increase by a rate of 4.7% and children's paperback books will increase by a rate of 8.3%, each on a compounded basis from 1995 through the year 2000. As a result of that growth, BOOK INDUSTRY TRENDS 1996 predicts that public library expenditures on children's books will reach approximately $190 million in the year 2000 and school library expenditures will reach approximately $174 million in the year 2000, for a total of approximately $364 million. Veronis, Suhler & Associates predicts that by the year 2000, children's hardcover book sales in the consumer market will reach approximately $1,612 million and children's paperback book sales in the consumer market will reach approximately $1,411 million, for a total of approximately $3,023 million.

           SCHOOL AND PUBLIC LIBRARY MARKET

           The school and public library market is undergoing significant change due to long-term social and economic forces. The United States Department of Education predicts that the student population from kindergarten through 12th grade will increase 8% from 1995 to 2006 with an overall net gain of approximately 3.8 million students. Because many school districts allocate instructional material funds on a "per head" basis, the Company believes that money allocated to schools for book acquisitions should increase as the student population increases. Purchases are primarily driven by favorable book reviews. Age-appropriate books on the right topic with favorable reviews typically sell along a predictable curve. In addition to the demographic changes, demand for books has also increased as a result of the school and public library market becoming increasingly aware of, and responsive to, supporting the innovative instructional programs being developed and used in the classroom. New teaching philosophies such as the "reading initiative", the "whole-language movement" and "cross-curriculum teaching" developed in the 1980s and 1990s have increased the demand for different and better books. Librarians are working with classroom teachers to select books that meet classroom criteria of being multicultural, visually stimulating, interesting, curriculum-related and suitable for a range of reading ability levels.

           CONSUMER MARKET

           Demand for children's books should also increase in the consumer market due to the projected increase in school-age children. The Company believes that, in addition to the increase in younger children the most important factors underlying the increase in the sales of children's books include the (i) increased availability of quality books, particularly paperback books, and (ii) convenience of purchasing inexpensive paperback books as opposed to traveling to libraries. In addition, the Company believes the growth in affluent, better-educated parents and their increased value on education as a whole has also contributed to this trend.

           Demand for children's books in the consumer market has also increased because the methods by which hardcover and paperback books are distributed have changed significantly in the past five years, leading to greater accessibility and shelf space for books. Traditionally, books were primarily sold at a small local bookstore that typically had a limited selection. Many such bookstores were replaced by larger mall bookstores which in turn, were replaced by book superstores (such as Barnes & Noble). Concurrently, alternate means of distribution have developed. For example, books are now sold by (i) certain retailers such as T.J. Maxx, (ii) educational chain stores such as Learningsmith and Zany Brainy, (iii) outlets and warehouse clubs such as Sam's Warehouse, COSTCO and B.J.'s and (iv) on a smaller scale, certain museums, national parks, historical sites, theme parks, gift shops and toy stores. Books are also more accessible to children and parents through the expansion of direct sales channels such as book fairs, school and consumer book clubs, display sales and catalogs. Book fairs are generally week-long events conducted on school premises and sponsored by school librarians and/or parent-teacher organizations and are intended to provide students with quality books at reasonable prices in order to help them become more interested in reading. The Company has identified more than 600 catalogs that sell children's books, including such oddly diverse ones as an anatomical supply catalog.

           CROSSOVER OF SALES

           Demand for children's books has also increased because a book can now be sold to both the school and public library market and the consumer market. Traditionally, hardcover library books addressed topics typical for school reports and research and were created with the purpose of maximizing information content rather than appealing to consumers. Because books sold in the school and public library market in the past were not designed to sell on a shelf, the product was often informationally rich but somewhat aesthetically unappealing. Conversely, a paperback book sold in the consumer market was not designed as an information source, and accordingly, failed to address certain topics and lacked the informational content of library books. The Company's books, and books for the children's book market in general, are now designed to appeal to both markets. A book filled with information is combined with an attractive title, cover and internal design to catch the eye of the consumer browsing the shelf. The same book can then be bound as a hardcover book and sold to school and public libraries. Additionally, as either a hardcover or paperback, the appeal of the book is recognized by a teacher and can be used as supplemental reading in the classroom.

COMPANY STRATEGY

           The Company's goal is to establish Millbrook as a "one stop publisher," publishing and marketing a diverse product line servicing most of the major segments of the children's book market. The Company's strategy is to continue to diversify its products and the distribution channels for those products by capitalizing on the long-term and short-term changes occurring in the children's book publishing industry in both the school and public library market and particularly in the consumer market.

           The Company believes that this diversified approach to its product line will enable it to achieve broad market penetration in the children's book market and minimize the risk of fluctuations or weakness in any one particular segment. The Company believes that its experience in publishing children's books as well as its reputation for quality gained over the past six years, combined with the evolution and anticipated growth rates for children's books in the school and public library and consumer markets, creates an opportunity for the Company to expand the list of books in which it maintains a significant ownership interest and expand the recognition of its brand names. The Company believes that the elements required to achieve this goal are (i) publishing books of the highest quality, created either in-house, through packaging arrangements or licensed, with the ability to satisfy two or more of the markets which it now services, (ii) expanding its product offerings to take advantage of its investments in distribution and its exposure to the consumer market and
(iii) enhancing its existing marketing operations to support its product line expansion initiatives. Industry conditions among publishers in recent years has led to ongoing divestitures and the Company intends to accelerate its growth and increase its market penetration by selectively acquiring other publishers of children's books or by formulating strategic alliances to increase the market exposure of its books. The Company also intends to explore opportunities in electronic media by selectively participating in publishing and marketing opportunities on commercial on-line services and on the Internet. Key elements of the Company's strategy are:

           o CROSSOVER OF SALES. The Company believes that significant opportunities exist to market products originally developed for one market into other markets and to sell through alternative channels of distribution. In 1995 the Company began reformatting many of its school and public library books under its Millbrook imprint into paperback books and selling them in the consumer market in retail bookstores as well as other retail outlets using independent sales representatives and several focused in-house marketing initiatives such as telemarketing and direct mail. The Company's paperback books have also been sold as supplemental materials for the classroom. Similarly, the Company's books under the Copper Beech imprint are typically available in hardcover format to sell to the school and public library market. As part of its strategy to sell books which can crossover into two markets, the Company reprints books on its backlist as paperback books to be sold into the consumer market and into the classroom as supplementary instructional materials. This leverage of previously published books can extend a book's sales life with virtually no incremental creative investment. The Company will seek to produce books in the future under both the Millbrook and Copper Beech imprints that will appeal to two or more of the markets in order to exploit all of each book's sale potential.

           o TARGET NEW MARKET NICHES/ACQUISITION OPPORTUNITIES. The Company is continually seeking new market niches which offer opportunities for significant sales growth. The Company has targeted the pre-school novelty area as a future market and plans to enter that segment with books containing moveable elements or books bundled with additional merchandise. The Company will publish books for the beginning reader (four to six years old) and early reader (five to eight years old) as well as chapter books for ages seven through 11. The Company will publish popular reference materials for young readers from seven through 15. The Company will also seek to expand its entry to the supplemental classroom market where its books can be used as instructional material. The Company may also seek acquisition opportunities covering niche markets in which the Company does not currently compete and product extensions in its existing markets. The Company's product development strategy may include joint ventures with strategic partners to minimize up-front development costs. Currently, however, the Company has no commitments or agreements with respect to any acquisitions.

           o ENHANCE MARKETING AND SALES FORCE. Since inception, the Company has increased its penetration into the school and public library market. The Company intends to continue to build on these efforts by increasing its use of direct mail, expanding circulation of catalogs and extending its advertising programs to achieve better coverage and increased marketplace penetration. The Company also intends to enhance its telemarketing capabilities in order to help strengthen sales of books to retailers. In the consumer market, the Company intends to more heavily rely on an in-house sales force rather than a commissioned sales force, with a view to entirely replacing the commissioned force with in-house personnel in the future. The Company believes this change will enable it to more effectively concentrate the Company's selling efforts on mass retail, major book chains and special sales accounts and to help the Company enter newly-targeted markets.

           o EXPAND DISTRIBUTION. The Company intends to expand its existing channels of distribution by increasing its use of in-store promotion, consumer advertising and telemarketing. The Company believes that decision-making with respect to purchasing books is becoming more complex due to expansion in types of outlets selling books and the increasing use of marketing techniques that put the Millbrook imprint in direct contact with children, parents and teachers will increase sales. The Company intends to increase its participation in book fairs, book clubs, catalogs and to distribute its books to other alternative retail outlets. The Company may also seek to enter into additional strategic partnerships to extend its distribution in both the consumer and in school and public library market channels. Currently, however, the Company has no commitments or agreements with respect to any strategic partnership.

           o ADAPT PRODUCT TO NEW TECHNOLOGIES. The Company has begun digitally storing the text and graphics of its books so as to be well-positioned to take advantage of opportunities in the electronic media industry, including commercial on-line services and the Internet, if and when such opportunities become available.

           o CONTINUE TO DEVELOP HIGH QUALITY BOOKS. The Company intends to develop additional books through internal development in collaboration with its network of authors and artists. The Company is now selectively entering into agreements with certain high-profile authors and illustrators to increase the recognition of its brand names.

PRODUCTS

           The Company publishes children's books in hardcover and paperback formats for the school and public library market and the consumer market. When the Company began publishing books in 1991, the books created were mainly series books and were intended to be sold singularly and in sets to the school and public library market. Since then, the Company's products have evolved into a diverse set of highly-graphic, consumer-oriented single books. The Company, under its Millbrook and Copper Beech imprints, publishes books that appeal to public libraries, teachers and librarians in schools as well as children and parents on the bookshelf in bookstores and other alternative retail outlets. This approach allows the Company's books to be introduced simultaneously in more than one market, with the intent of increasing sales. For example, in 1995, the Company published 111 hardcover books under the Millbrook imprint to be sold in the school and public library market, of which 59 books were converted into and published simultaneously as hardcovers or paperbacks to be sold in the consumer market, and 42 hardcover books under the Copper Beech imprint to be sold in the consumer market, of which 26 books were converted into and published simultaneously as hardcovers or paperbacks, to be sold in the school and public library market.

           The newly expanded consumer market has enabled the Company to generate further sales from the books it published from its backlist. A significant number of hardcover books the Company originally published for the school and public library market now can be sold in paperback at the bookstore. Additionally, paperbacks are increasingly being used in the classroom as supplemental instructional materials. Given the recent success of such books reissued in the consumer market and the significant potential represented by the school supplemental materials market, the Company feels that its backlist could continue to provide opportunities for additional sales with virtually no additional creative investment.

           The following list is an example of the hardcover books published by the Company under its Millbrook imprint from Spring 1995 through the Fall 1996 which have either paperback or hardcover editions to be sold in the school and public library or consumer market:

CRAFTS FOR VALENTINES DAY
THE QUILT-BLOCK HISTORY OF PIONEER DAYS WITH PROJECTS KIDS CAN MAKE NATURE IN YOUR BACKYARD: SIMPLE ACTIVITIES FOR CHILDREN
COMPOST!  GROWING GARDENS FROM YOUR GARBAGE
MICHAEL ROSEN'S ABC
EVERY DAY IS EARTHDAY:  A CRAFT BOOK
THE CROCODILE AND THE DENTIST
CITYMAZE!  A COLLECTION OF AMAZING CITY MAZES
CHILDREN'S ATLAS OF THE 20TH CENTURY
BEARS AT THE BEACH: COUNTING FROM 10 TO 20
NOW I KNOW BETTER:  KIDS TELL KIDS ABOUT SAFETY
THE ANCIENT EGYPTIANS:  LIFE IN THE NILE VALLEY
MALCOLM X:  HIS LIFE AND LEGACY
YITZHAK RABIN: ISRAEL'S SOLDIER STATESMAN


           The following list is an example of the hardcover books published by the Company under its Copper Beech imprint from Spring 1995 through Fall 1996 which have either paperback or hardcover editions to be sold in the school and public library or consumer market:

PIRATES: FACT OR FICTION
PLAYING WITH MAGNETS
PLANETS
THE PYRAMIDS
KNIGHTS:  FACT OR FICTION
BLOOD
MOST EXCELLENT BOOK OF HOW TO BE A MAGICIAN
MOST EXCELLENT BOOK OF HOW TO BE A PUPPETEER
BRAIN SURGERY FOR BEGINNERS
53 1/2 THINGS THAT CHANGED THE WORLD
FASCINATING FACTS ABOUT SHARKS


PRODUCT DEVELOPMENT

           The Company develops books through internal and external resources. The Company may also acquire books through co-publishing arrangements and/or the acquisition of other licenses.

           INTERNAL DEVELOPMENT

           Nearly 75% of the books published under the Millbrook imprint are produced by the Company's editorial staff. A book concept can originate from a number of sources such as (i) analysis of the Company's sales statistics for an existing book to help assess how a similar book targeting a similar age group will fare, (ii) analysis of school age demographics and other social and economic factors from current philosophical trends in education (I.E., the whole language movement) to the globalization of education, (iii) review of competitors' books to determine if and how the Company can publish a superior book on a similar topic, (iv) reading children's magazines to determine what young people are interested in and (v) maintaining personal contacts with librarians, teachers and booksellers. Once conceived, a book proposal is circulated to the sales, production, marketing, design and financial departments of the Company for their input and depending on the input, the proposal will go forward or be terminated. A favorable decision causes the editorial department to contract with an appropriate author and/or artist from its pool of approximately 350 authors and artists. The Company believes it has excellent relationships with its authors and artists, including many well-known names in the field.

           Authors and artists are typically engaged on a royalty basis. Royalties on hardcover and paperback editions are paid on the net sales and range from 6% to 10% of net sales with an average of 7% of net sales for hardcover and paperback books. The Company believes its average royalty rates are slightly lower than overall industry standards. The Company expects its average royalty rates to increase as the Company increases its emphasis on consumer-oriented books. Virtually all of Millbrook's contracts call for an advance payment against future royalties. Advances range from $1,000 for a simple series book to as much as $18,000 to a well-known artist for a picture book. In almost all cases, the Company retains control of all book club, reprint, electronic, foreign, serialization and commercial rights. The income generated from such arrangements is split 50%/50% between the Company and the author.

           After receiving a manuscript from an author/illustrator and after editing, fact-checking and approval, the Company's in-house staff plans and prepares the layout, illustrations and cover to be used for the book. Upon completion of the editing, graphics and layout, a computer produces a mechanical of the book with all elements in place. A cost estimate is then prepared which determines print quantity and retail price of the book. Book printing is done by an outside supplier, mainly domestic, on a bid contract basis. The Company's products require varying periods of development time depending upon the complexity of the graphics and design as well as the editing process. Most of the Company's books can be developed in a period that ranges from nine to 18 months. Millbrook is often cited in reviews of the Company's books for one or more outstanding design elements (cover, layout, type, etc.). Jackets and interior design are either created in-house or free-lanced to outside artists under the supervision of the Company's art department. The use of outside authors, illustrators and freelancers to do jacket design, fact-checking and copy editing allows the Company to produce a large number of books per year with a relatively small staff and allows a tremendous amount of flexibility needed for the Company to continue to produce a broad product line.

           EXTERNAL DEVELOPMENT

           Approximately 25% of books published under the Millbrook imprint are produced by outside sources. Most of these books are produced by outside packagers that cooperate and consult with Millbrook during the development process but otherwise provide the full range of services needed to publish children's books. These arrangements include cooperation with other publishers in England, such as Templar or Quarto, where the Company pays the packager a share of the cost of developing a relatively expensive book such as an Atlas, and the Company retains the rights to sell the book in the United States and Canada while the publisher retains the right to sell the book in its home country and/or elsewhere. At present, the Company has six regular suppliers from England and two United States companies with whom it has ongoing projects. The Company has entered into an exclusive, long-term joint venture with Aladdin, a major children's packager for the international market, which expires on January 1, 2002 but can be renewed thereafter, to produce 50 nonfiction titles per year to be published under the Company's newly-created imprint, Copper Beech. The exclusive agreement between the Company and Aladdin was designed to produce books with strong consumer market appeal in popularly priced paperback books as well as content suitable for hardcover books for sale to libraries. In May 1994, the Company entered into an agreement with Aladdin, whereby Aladdin agreed to produce approximately 50 books per year for the Company through January 1, 2002. The books are to be wholly-owned by the Company. Aladdin is responsible for the production, printing and binding of such books, although development costs for such books are shared by Aladdin and the Company. Aladdin retains the sales rights for these books to countries other than the United States, Canada and the Philippines. Royalties are paid to Aladdin based on the Company sales. Development recovery amounts are paid to the Company based on sales by Aladdin to other parts of the world. See "Certain Transactions."

           LICENSES

           In the normal course of its business, the Company acquires licenses from foreign book publishers for the rights to market and sell books in the United States which were created either with or without input from the Company. The licensing usually includes all subsidiary rights such as first and second serialization, commercial rights, electronic rights, foreign and translation rights, reprint rights and rights to any means yet to be developed for transmitting information.

MARKETING AND DISTRIBUTION

           The Company's sales and marketing efforts are designed to broaden product distribution, increase the number of first time and repeat purchasers, promote brand-name recognition, assist retailers and properly position, package and merchandise the Company's products. The Company utilizes various marketing techniques designed to promote brand awareness and recognition and to maximize the acquisition of shelf space devoted to its product line in retail outlets, including complementary copies, reviews and recommendations, catalogs, advertising, brochures, exhibits, publicity campaigns and in-store promotions. The Company's marketing efforts are geared toward its two major markets: (i) the school and public library market and (ii) the consumer market.

           SCHOOL AND PUBLIC LIBRARY

           The Company targets the school and public library market through three main channels: wholesalers, telemarketing and direct sales. Large school and public library systems tend to purchase their books through wholesalers on a bid basis, while smaller systems purchase directly from a commission sales representative or through a telemarketing program such as the one the Company offers. During the fiscal year ended July 31, 1996, approximately 66% of the Company's sales in the school and public library market were made through wholesalers. While wholesalers do not engage in sales and marketing efforts on behalf of the Company's products, they provide schools and public libraries with a wide range of selection and convenience as well as discounts on bulk orders. Baker & Taylor, one of the largest wholesalers in the school and public library market, accounted for 17% of the Company's net sales in the fiscal year ended July 31, 1996. While the Company believes that there are alternative wholesalers available if its current relationship with Baker & Taylor were terminated, a significant reduction in sales to Baker & Taylor would have a material adverse effect on the Company's results of operations. Through a complementary marketing program of telemarketing, advertising, review programs and direct sales calls, the Company believes that one of its greatest strengths is its ability to reach the individual teacher, principal or librarian making the purchase decision. Telemarketing represents 27% of the Company's sales in the school and public library market. Telemarketing penetrates the market through its "preview program" where books are given on loan to teachers and other decision-makers on the premise that the quality of the book will sell itself. The remaining 7% of the Company's sales in this area results from direct-selling efforts where commissioned salespersons conduct face-to-face meeting at schools and libraries with decision-makers or by purchase from the Company's catalogs and advertising.

           The Company markets its books in numerous ways to support the foregoing efforts. The Company sends complementary copies of each newly-published book to library media reviewers and columnists and major county or district school systems that have their own review and recommendation process. The Company also maintains personal contact with reviewers on a regular basis. The Company believes that a favorable review in a respected library journal can significantly influence the sales prospects of a particular book. Many of Millbrook's books have received favorable reviews but there can be no assurance that the Company will continue to receive favorable reviews in the future. The Company produces three catalogs and one magazine insert per year. For its school and library accounts, the Company produces one full-line catalog, consisting of a complete annotated backlist as well as new publications for Fall that is mailed to 100,000 current and perspective accounts. An eight-page insert is produced in January to introduce the new list for Spring for distribution in the School Library Journal (the major professional journal from which librarians make purchase decisions) and at conventions throughout the year. The Company produces two full-line catalogs per year for the consumer market each distributed to 15,000 accounts in May and December. The Company also advertises in many consumer journals, newsletters and newspapers. The Company produces promotional materials for individual titles, themes, authors and illustrators. It also produces standard "leave-behind" sell sheets that refresh a librarian's recollection of a sales presentation. Finally, the Company exhibits its books at many national conventions covering both the school and public library and consumer markets.

           The expanding use of children's books in the classroom, especially in paperback formats, has complicated the traditional distribution networks since contacting the particular teacher or other individual in charge of curriculum decisions can be more difficult than contacting the school librarian. The Company has created marketing programs to extend school sales beyond the library and into the classroom. For example, the Company's telemarketing division is currently test- marketing curriculum-related books and materials to teachers, principals and curriculum coordinators.

           CONSUMER

           The sales channels in the consumer market are more diverse than the school and public library market requiring a different marketing approach. The Company has recently attracted experienced and talented sales and marketing personnel. The new in-house consumer sales group covers the two major areas: traditional consumer book markets and non-traditional consumer book markets. The Company's merchandising and marketing programs have increased its traditional and non-traditional consumer sales from $908,000 in fiscal year 1995 to over $2.8 million in fiscal 1996 despite having its personnel in place for only four months in fiscal year 1995. Prior to June 1995, the Company's books were distributed in the consumer market by an unrelated third party.

           As is the case with the school and public library market, a large proportion of the Company's sales in the consumer market are made through wholesalers. Ingram, one of the largest wholesalers in the consumer market, accounted for 5% of the Company's net sales in the fiscal year ended July 31, 1996, and 56% of its wholesale sales to the consumer market. While the Company believes that there are alternative wholesalers available if its current relationship with Ingram were terminated, a significant reduction in sales to Ingram would have a material adverse effect on the Company's operations.

           The Company has three sales groups: the in-house sales group, the commissioned sales group and the special sales group. The in-house sales group, consisting of an in-house sales director, a merchandising manager and a full-time salaried sales person, is responsible for sales, promotion and merchandising to the major national and large regional accounts. This group is also responsible for sales to the network of wholesalers supporting these accounts. The commissioned sales group currently consists of approximately 30 commissioned representatives who are responsible for sales to independent book stores, small regional chains and certain special sales outlets and regional jobbers. The special sales group markets to specialized retail outlets such as museums, national parks, historical sites, theme parks, gift shops and toy stores and consumer companies such as direct sales catalogs and direct mail. The Company's sales representatives sell the full range of the Company's products. The sales groups provide the Company with valuable insight by obtaining feedback from customers on current product performance and potential acceptance of proposed products. In addition to the marketing efforts discussed with respect to the school and public library market, the Company conducts additional marketing designed to increase brand name recognition in the consumer market. The Company makes certain that good reviews, which can stimulate sales, are sent to the news media on a regular basis which can stimulate sales. The Company participates with various outlets in advertising directly to individuals through media and catalogs. In-store promotions, such as posters, point of purchase displays, brochures, holiday end-of-counter and front-of-store displays, are also utilized by the Company to further enhance its sales in the consumer market.

MANUFACTURING AND SHIPPING

           All of the Company's books are printed and bound by third-party manufacturers. Currently, approximately 60% of the Company's printing and binding needs are satisfied by Worzalla, which is an industry leader in library-bound, short-run printing and binding. Manufacturing is a significant expense item for the Company, with a total of $3.3 million (or approximately 33% of net sales) spent in 1996. The Company has used Worzalla's services since the Company's inception and enjoys a strong working relationship with Worzalla. The Company believes it has sufficient alternative sources of manufacturing services to meet its foreseeable needs should Worzalla's services no longer be available to the Company although manufacturing costs could be adversely impacted.

           Shipping orders accurately and promptly upon their receipt is an important factor in the Company's customer service and in closing a sale. Most publishing companies ship products within one week of receipt of a customer order, and in general the Company meets or betters this timetable. The Company processes customer orders through an in-house order processing department. The Company leases warehouse space from, and its products are shipped by, Mercedes Distribution Company of Brooklyn, New York.

COMPETITION

           The children's book publishing marketplace in the school and public library market and in the consumer market is fragmented and very competitive. Competition in the school and public library market is based upon quality of products, brand name recognition and book content. In the consumer market, the primary factors are brand name recognition, book content, availability and price.

           There are many publishers of material similar to the Company's product offerings. The Company's chief and direct competitors in the school and public library market include Childrens Press, Dorling Kindersley Publishing Inc., Franklin Watts Inc., Gareth Stevens Inc., Lerner Publications Co. and Troll Communications. The Company's chief and direct competitors in the consumer market include Barron's Educational Series Inc., Candlewick Press, Dorling Kindersley Publishing Inc., Larousse Kingfisher Chambers Inc., Random House Inc. and Usborne Publishing Ltd.

           The Company also competes with a large number of other publishers for retail shelf space in large bookstore chains such as Barnes & Noble, Borders and Waldenbooks. In addition to competition among like types of publishing programs, the overall competition for limited educational budgets is intense when other producers of materials used in classrooms and libraries are included, especially producers and distributors of electronic hardware and software. A number of these competitors have considerably greater financial and marketing resources than the Company, although the Company believes that the depth of experience of its management and its connections into the hierarchy of the education sector gives the Company a competitive edge not only in producing quality books marketable in the school and library and consumer markets, but also in foreseeing long-term and short-term social and economic forces influencing the children's book industry.

PROTECTION OF PROPRIETARY RIGHTS

           Nearly all of the Company's books have been copyrighted in the United States, in the name of the author or artist and then all such copyrights have been assigned to the Company. As a result, the Company owns the exclusive right to exploit the copyright in the marketplace. On books created in-house by the Company, it owns world rights for all aspects of the market, including first and second serialization, commercial rights, electronic rights, foreign and translation rights, reprint rights, and rights to any means yet to be developed for transmitting information. There are a limited number of books for which foreign rights and electronic rights will revert to the author if the Company does not exploit them in a given period of time, usually two years after publication. On books that are imported under the Millbrook imprint, the Company has exclusive rights for all United States markets and the Philippines. On more than half of the imported titles, the Company holds Canadian rights as well.

           For the Copper Beech titles, the Company has exclusive rights for all markets in the United States and Canada, and while world rights are retained by Aladdin, the Company participates in the profits generated from such sales on a 25% basis.

EMPLOYEES

           As of the date of this Prospectus, the Company has approximately 60 employees. Approximately two-thirds are full-time and one-third is part-time. The Company has never experienced a work stoppage and its employees are not covered by a collective bargaining agreement. The Company believes its relations with its employees are good.

PROPERTIES

           The Company owns no real property. The Company conducts its operations through two facilities. The Company leases approximately 5,500 square feet of office space in Brookfield, Connecticut at a current rental of $64,340 per year plus utilities and taxes. This lease expires in December 2002. The Company also leases approximately 1,900 square feet of space in New York City at a rental of $33,330 per year plus utilities and taxes. This lease expires in April 2004. The Company leases warehouse space equal to approximately 24,000 square feet in Brooklyn, New York at a rental of $84,000 per year, which includes data processing and order-entry services. This lease expires in September 1997. The Company also leases office space in Southampton, New York at a current rental of $13,284 per year plus utilities and taxes. This lease expires in September 1997.

LEGAL PROCEEDINGS

           The  Company  is  not  currently  a  party  to  any  material   legal
proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

           The executive officers and directors of the Company are as follows:

        NAME                AGE                 POSITION
        ----                ---                 --------
Barry Fingerhut........     51        Chairman of the Board
Jeffrey Conrad.........     53        President and Chief Executive Officer
Jean E. Reynolds.......     54        Senior Vice President-Publisher
Donald A. D'Angelo.....     57        Vice President and Chief Financial Officer
Frank J. Farrell.......     60        Vice President, Secretary and Director
Howard Graham..........     66        Vice President and Director
Michael J. Marocco.....     37        Director
Barry Rubenstein.......     52        Director


           BARRY FINGERHUT has served as the Chairman of the Board of the Company since February 1994. Mr. Fingerhut has served as President since 1994, Senior Vice President from 1981 to 1994 and a director since 1981 of GeoCapital Corporation, a registered investment advisory firm. Since February 1995, Mr. Fingerhut has served as a director and officer of InfoMedia Associates, Ltd. ("InfoMedia"), a New York corporation, which is a general partner of the 21st Century Funds. In addition, since 1992, he has served as a general partner of Applewood Associates, L.P. ("Applewood"), an investment partnership. Mr.
Fingerhut also serves as a director of Glasser Legal Works, Inc., a niche publisher of legal texts, journals and seminars and Carriage Funeral Services Inc., an operator of funeral homes.

           JEFFREY CONRAD has served as President and Chief Executive Officer of the Company since October 1996. From March 1992 to October 1996, Mr. Conrad served in various capacities at Larousse Kingfisher Chambers Inc., a subsidiary of the British publishing company Larousse PLC, most recently as President and Chief Executive Officer from January 1993 to October 1996. Prior thereto, Mr. Conrad was the Executive Vice President of Garland Press, an academic and reference publisher from 1981 to March 1992.

           JEAN E. REYNOLDS, one of the Company's founders, has served as Senior Vice President-Publisher since October 1996 and as President of the Company from its inception in 1989 to October 1996. From 1970 to 1981, Ms. Reynolds served in various management positions at Grolier, Inc. ("Grolier"), including the editor-in-chief of Young People's Publications and of THE NEW BOOK OF KNOWLEDGE. Ms. Reynolds is a director of the Book Industry Study Group and chairs its Juvenile Interest Group, which monitors industry statistics. She is a director of the industry trade organization, The Children's Book Council. She also serves as a director of Kiper Enterprises, Inc., a private company specializing in first aid materials and Wellington Leisure Products, Inc., a private company specializing in the manufacturer of rope, craft and watersports material.

           DONALD A. D'ANGELO has served as Chief Financial Officer and Assistant Secretary of the Company since February 1994, and a Vice President of the Company since June 1992. From 1989 until 1992, Mr. D'Angelo was an independent financial consultant in the publishing industry as well as a financial consultant to individuals.

           FRANK J. FARRELL, one of the Company's founders, has served as a Vice President, Secretary and a director of the Company since its inception in 1989, and is primarily responsible for overseeing the Company's operations and finances. From 1978 to 1989, Mr. Farrell served in various senior management positions with Grolier and its subsidiaries, including President of Grolier Educational Corporation and President of Grolier Electronic Publishing, Inc. and Group Vice President of Grolier's domestic reference materials operations. He also served on Grolier's board of directors from 1988 to 1989.

           HOWARD GRAHAM, one of the Company's founders, has served as a Vice President and director of the Company since its inception in 1989 and is primarily responsible for the Company's marketing programs. From 1970 to 1988, Mr. Graham served in various senior management positions at Grolier and its subsidiaries, including President of Grolier International and executive Vice President of Grolier. He also served on Grolier's board of directors from 1983 to 1988. Mr. Graham currently serves as a director of the Save the Children Fund, a nonprofit corporation.

           MICHAEL J. MAROCCO has served as a director of the Company since February 1994. Mr. Marocco is a managing director of Sandler Capital Management which he joined in 1989. He is a general partner of Sandler Associates and, through affiliates, a general partner of the Sandler Media Partnerships, Sandler Mezzanine Partnerships, 21st Partners, 21st T-E and 21st Foreign. He was a Vice President at Morgan Stanley & Co. Inc., serving in its communications group, from 1984 to 1989. Mr. Marocco is a director of YES! Entertainment, a public company manufacturing children's toys and other educational and interactive products, Source Media, Inc., a public company specializing in interactive television.

           BARRY RUBENSTEIN has served as a director of the Company since February 1994. Since February 1995, Mr. Rubenstein has served as a director and officer of InfoMedia. In addition, since 1992, 1979 and 1976, respectively, Mr. Rubenstein has served as a general partner of Applewood, Seneca Ventures and Woodland Venture Fund, respectively, each of which is an investment partnership. Mr. Rubenstein also serves as a director of Infonautics, Inc., a provider of online and internet information.

           The Board of Directors has a Stock Option and Compensation Committee which administers the Stock Option Plan and makes recommendations concerning salaries, incentive compensation for employees of and consultants to the Company, and an Audit Committee which reviews the results and scope of the audit and other services provided by the Company's independent accountants. The Stock Option and Compensation Committee is composed of Messrs. Fingerhut, Rubenstein and Graham and the Audit Committee is composed of Messrs. Fingerhut, Marrocco and Farrell.

           The Company's executive officers are appointed annually by, and serve at the discretion of, the Board of Directors. All directors hold office until the next annual meeting of the Company or until their successors have been duly elected or qualified. There are no family relationships among any of the executive officers and directors of the Company.

           The Company intends to maintain a "key person" life insurance policy in the amount of $1.0 million on the life of Mr. Conrad after the Offering.

DIRECTOR COMPENSATION

           The Company's directors are not compensated for attendance at meetings. The Company currently does not plan to compensate its outside directors for services rendered in their capacity as directors.

EXECUTIVE COMPENSATION

           The following table sets forth information concerning the compensation paid by the Company during the year ended July 31, 1996 to Jean E. Reynolds, the principal executive officer of the Company, and each of the Company's most highly compensated executive officers whose salary and bonus exceeded $100,000 with respect to the fiscal year ended July 31, 1996 ("Named Executive Officers").

-------------------------------------------------------------------------------------------------------------------------

                                               SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------
                                                                                                            LONG-TERM
       NAME AND PRINCIPAL POSITIONS                           ANNUAL COMPENSATION                         COMPENSATION
                                              ---------------------------------------------------------------------------
                                                                     BONUS              OTHER ANNUAL        NUMBER OF
                                        YEAR       SALARY             ($)             COMPENSATION(1)        OPTIONS
-------------------------------------------------------------------------------------------------------------------------
Jean E. Reynolds......................  1996      $125,000(2)         ---                   ---                ---
           Senior Vice President-
           Publisher
-------------------------------------------------------------------------------------------------------------------------
Frank J. Farrell......................  1996      $100,000(3)         ---                   ---                ---
           Vice President
-------------------------------------------------------------------------------------------------------------------------
Howard Graham.........................  1996      $100,000(3)         ---                   ---                ---
           Vice President
-------------------------------------------------------------------------------------------------------------------------

(1) Certain of the officers of the Company routinely receive other benefits from the Company, including travel reimbursement, the amounts of which are customary in the industry. The Company has concluded, after reasonable inquiry, that the aggregate amounts of such benefits during fiscal 1996, did not exceed the lesser of $50,000 and 10% of the compensation set forth above as to any named individual.

(2) Prior to October 1996, Jean E. Reynolds was the President of the Company. As of October 1996, Jeffrey Conrad became Chief Executive Officer and President of the Company. Mr. Conrad will be paid a base salary of $200,000 per year and has received options to purchase 80,000 shares of the Company's Common Stock.

(3) Amounts paid to Messrs. Farrell and Graham constitute consulting fees paid to Farrell Associates, Inc. and Graham International Publishing and Research, Inc., respectively.

STOCK OPTION PLAN

           The Company's Stock Option Plan was adopted to attract and retain employees and provides for the issuance of options to purchase up to an aggregate of 475,000 shares of Common Stock. To date, options to purchase 390,000 shares of Common Stock have been granted under the Stock Option Plan. All options currently outstanding under the Stock Option Plan have an exercise price equal to the Offering Price. Under the Stock Option Plan, options to purchase shares of Common Stock may be granted to any full-time or part-time employee, consultant or officer. The Stock Option Plan is currently administered by the Company's Stock Option and Compensation Committee which is generally empowered to interpret the Stock Option Plan, prescribe rules and regulations relating thereto and determine the individuals to whom options are to be granted.

           Under the Stock Option Plan, the per-share exercise price for incentive stock options ("ISOs") will be the greater of the fair market value of a share of Common Stock on the date the option is granted or the Offering Price and for non-qualified stock options ("NQSOs") will be not less than the Offering Price. Upon exercise of an option, the optionee may pay the purchase price with previously acquired securities of the Company, provided that with respect to ISOs applicable holding requirements under the Code are satisfied.

           Unless otherwise determined by the Stock Option and Compensation Committee, ISOs and NQSOs granted under the Stock Option Plan shall be exercisable for a term not greater than seven years from the date of grant and vest after a five-year period at a rate of one-fifth upon each successive anniversary of the date of grant; PROVIDED, HOWEVER, that with respect to all vested options which are currently outstanding, 50% shall vest one year from the date of this Prospectus and 50% shall vest two years from the date of this Prospectus; PROVIDED, HOWEVER, FURTHER, that all options shall vest completely upon the fifth anniversary of the date of grant. In addition, all options granted under the Stock Option Plan become fully vested if (a) the optionee is employed by the Company on or within 90 days of (i) the sale of all or substantially all of the assets of the Company, (ii) the sale or exchange of an amount of the Company's stock to an unaffiliated third party that results in a change of control, (b) on the date of the optionee's death or (c) on the date the optionee becomes disabled. ISOs are not transferable other than by will or the laws of descent and distribution. NQSOs may be transferred, subject to certain restrictions. Options may be exercised during the holder's lifetime only by the holder, his or her guardian or legal representative.

           The Stock Option and Compensation Committee may modify, suspend or terminate the Stock Option Plan; provided, however, that certain material modifications affecting the Stock Option Plan must be approved by the stockholders, and any change in the Stock Option Plan that may adversely affect an optionee's rights under an option previously granted under the Stock Option Plan requires the consent of the optionee.

STOCK OPTION GRANTS

           No stock options were granted to the Named Executive Officers during the fiscal year ended July 31, 1996.

FISCAL YEAR END OPTION VALUES

           No options were exercised by the Named Executive Officers during fiscal 1996. The following table shows the number of shares covered by both exercisable and unexercisable employee stock options, as of July 31, 1996.

-------------------------------------------------------------------------------------------------------------
                                                FISCAL YEAR END OPTION VALUES
-------------------------------------------------------------------------------------------------------------
                           NUMBER OF SECURITIES UNDERLYING                VALUE OF UNEXERCISED IN-THE-MONEY
                         UNEXERCISED OPTIONS AT JULY 31, 1996                  OPTIONS AT JULY 31, 1996
NAME                          EXERCISABLE/UNEXERCISABLE                      EXERCISABLE/UNEXERCISABLE(1)
-------------------------------------------------------------------------------------------------------------
Jean E. Reynolds.......             21,000/31,500                                         0
-------------------------------------------------------------------------------------------------------------
Frank J. Farrell.......             31,500/47,250                                         0
-------------------------------------------------------------------------------------------------------------
Howard Graham..........             31,500/47,250                                         0
=============================================================================================================

(1) The exercise price of the options held by the Named Executive Officers was amended after July 31, 1996 to the Offering Price of the Company's Common Stock.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The entire Board of Directors of the Company made all compensation decisions regarding compensation of executive officers during the Company's 1996 fiscal year. During such period, Messrs. Farrell and Graham were executive officers and directors of the Company. For information concerning transactions with the Directors of the Company and entities affiliated with certain Directors, see "Certain Transactions."

EMPLOYMENT CONTRACTS WITH NAMED EXECUTIVE OFFICERS

           The Company has entered into an employment agreement with Jeffrey Conrad pursuant to which he is employed on a full-time basis as the Company's Chief Executive Officer and President. The term of the employment agreement expires in October 1998, and is automatically renewable for a one-year term unless either party terminates the employment agreement at least thirty (30) days prior to the expiration of the initial term or any subsequent term. Mr. Conrad's annual base cash compensation under the employment agreement is $200,000. Mr. Conrad can also receive a bonus equal to 15% of his salary if the Company meets the budget agreed upon each fiscal year in advance by the Board of Directors. In addition, Mr. Conrad received options to purchase 80,000 shares of Common Stock at an exercise price equal to the Offering Price pursuant to the Stock Option Plan. Mr. Conrad has agreed not to compete with the Company during the term of his employment agreement and for a period of two years thereafter.

           The Company has entered into an employment agreement with Jean E. Reynolds pursuant to which she is employed on a full-time basis as the Company's Senior Vice President - Publisher. The term of the employment agreement expires in two years from the date of this Prospectus and is automatically renewable for a one-year term unless either party terminates the employment agreement at least thirty (30) days prior to the expiration of the initial term or any subsequent term. Ms. Reynolds annual base cash compensation under the employment agreement is $125,000. Ms. Reynolds' base salary will be reviewed annually by the Board of Directors. Ms. Reynolds has agreed not to compete with the Company during the term of her employment agreement and for a period of three years thereafter.

           The Company has entered into a consulting agreement with Howard Graham pursuant to which he will be a consultant for a minimum of six months per year with the time of such service to be determined by the Board of Directors or the Chief Executive Officer. The term of the consulting agreement expires in December 1998. Mr. Graham's cash compensation under the consulting agreement is $60,000 during the first year of the agreement and $50,000 during the second year of the agreement. Mr. Graham has agreed not to compete with the Company during the term of his consulting agreement and for a period of two years thereafter.

           The Company has entered into a consulting agreement with Frank Farrell pursuant to which he will be a consultant for a minimum of six months per year with the time of such service to be determined by the Board of Directors or the Chief Executive Officer. The term of the consulting agreement expires in December 1998. Mr. Farrell's annual base cash compensation under the consulting agreement is $60,000 during the first year of the agreement and $50,000 during the second year of the agreement. Mr. Farrell has agreed not to compete with the Company during the term of his consulting agreement and for a period of two years thereafter.

                             PRINCIPAL STOCKHOLDERS

           The following table sets forth certain information with respect to the beneficial ownership of the capital stock of the Company as of the date of this Prospectus for (i) each person who is known by the Company to beneficially own more than 5% of the capital stock, (ii) each of the Company's directors,
(iii) each of the Named Officers and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for directors, executive officers and 5% stockholders is 2 Old Milford Road, Brookfield, Connecticut 06804.

                                                                                                            PERCENTAGE
                                                                                             ---------------------------------------
                                                                NUMBER OF
                                                                  SHARES
DIRECTORS, EXECUTIVE OFFICERS                                  BENEFICIALLY                  BEFORE                  AFTER
AND 5% SHAREHOLDERS                                              OWNED(1)                    OFFERING                OFFERING(1)
--------------------------------------------------------   -----------------                 -----------             --------------
21st Century Communications Foreign Partners, L.P.
  c/o Fiduciary Trust (Cayman) Limited
  P.O. Box 1062
  Grand Cayman, B.W.I...................................       883,678 (2)                      58.9%                         29.5%

21st Century Communications Partners, LP
  767 Fifth Avenue, 45th Floor
  New York, NY 10053....................................       883,678 (3)                      58.9%                         29.5%

21st Century Communications T-E Partners, LP
  767 Fifth Avenue, 45th Floor
  New York, NY 10053....................................       883,678 (4)                      58.9%                         29.5%

Archon Press
  28 Percy Street
  Wipold, London
  England...............................................        80,993 (5)                       5.4%                          2.7%

Applewood Associates, L.P.
  68 Wheatley Road
  Brookville, NY 11545..................................       211,213                          14.1%                          7.0%

Barry Rubenstein
  68 Wheatley Road
  Brookville, NY 11545..................................     1,120,748 (6)                      74.7%                         37.4%

Irwin Lieber
  767 Fifth Avenue, 45th Floor
  New York, NY 10153....................................     1,120,748 (7)                      74.7%                         37.7%

Seth Lieber
  767 Fifth Avenue, 45th Floor
  New York, New York 10153..............................       215,523 (8)                      14.4%                          7.2%

Jonathan Lieber
  767 Fifth Avenue, 45th Floor
  New York, New York 10153..............................       215,523 (9)                      14.4%                          7.2%

Michael J. Marocco
  767 Fifth Avenue, 45th Floor
  New York, NY 10153....................................       900,917 (10)                     60.1%                         30.0%

Barry Lewis
  767 Fifth Avenue, 45th Floor
  New York, NY 10153....................................       900,917 (11)                     60.1%                         30.0%

                                                                                                            PERCENTAGE
                                                                                             ---------------------------------------
                                                                NUMBER OF
                                                                  SHARES
DIRECTORS, EXECUTIVE OFFICERS                                  BENEFICIALLY                  BEFORE                  AFTER
AND 5% SHAREHOLDERS                                              OWNED(1)                    OFFERING                OFFERING(1)
--------------------------------------------------------   -----------------                 -----------             --------------
John Kornreich
  767 Fifth Avenue, 45th Floor
  New York, NY 10153....................................       900,917 (12)                     60.1%                         30.0%

Harvey Sandler
  767 Fifth Avenue, 45th Floor
  New York, NY 10153....................................       911,261 (13)                     60.8%                         30.4%

Andrew Sandler
  767 Fifth Avenue, 45th Floor
  New York, NY 10153....................................       887,988 (14)                     59.2%                         29.6%

Barry Fingerhut
  767 Fifth Avenue, 45th Floor
  New York, NY 10153....................................     1,120,748 (15)                     74.7%                         37.4%

Jeffrey Conrad..........................................           ---

Jean E. Reynolds........................................        37,172 (16)                      2.4%                          1.2%

Frank J. Farrell........................................       104,277 (17)                      6.8%                          3.4%

Howard Graham...........................................       104,277 (18)                      6.8%                          3.4%

All directors and executive officers as a group
(8 persons).............................................     1,409,570 (19)                     86.2%                         44.9%

 * less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock upon the exercise of options, warrants currently exercisable, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Represents (i) 80,662 shares of Common Stock owned by 21st Foreign and (ii) 599,160 shares of Common Stock and 203,856 shares of Common Stock owned by 21st Partners and 21st T-E, respectively, of which 21st Foreign disclaims beneficial ownership.

(3) Represents (i) 599,160 shares of Common Stock owned by 21st Partners and (ii) 203,856 shares of Common Stock and 80,662 shares of Common Stock owned by 21st T-E and 21st Foreign, respectively, of which 21st Partners disclaims beneficial ownership.

(4)        Represents  (i) 203,856  shares of Common Stock owned by 21st T-E and
           (ii) 599,160 shares of Common Stock and 80,662 shares of Common Stock owned by 21st Partners and 21st Foreign, respectively, of which 21st T-E disclaims beneficial ownership.

(5) Includes 3,337 shares of Common Stock issuable upon presently exercisable options held by Charles Nicholas who is the controlling stockholder and a Director of Archon Press.

(6) By virtue of being a shareholder, officer and director of InfoMedia which is a general partner of 21st Partners, 21st T-E and 21st Foreign, Mr. Rubenstein may be deemed to have shared power to vote and dispose of 883,678 shares of Common Stock. In addition, Mr. Rubenstein is also a general partner of Applewood and Woodland and by virtue of such positions may be deemed to have shared power to vote and to dispose of 237,070 shares of Common Stock. Mr. Rubenstein disclaims beneficial ownership of all of the above securities, except to the extent of his equity interest therein.

(7) Mr. Lieber has sole power to vote and dispose of 25,857 shares of Common Stock. In addition, (i) by virtue of the fact that Mr. Lieber is a shareholder, officer and director of InfoMedia, Mr. Lieber may be deemed to have shared power to vote and dispose of 883,678 shares of Common Stock and (ii) by virtue of being a general partner of Applewood, Mr. Lieber may be deemed to have shared power to vote and dispose of 211,213 shares of Common Stock. Mr. Lieber disclaims beneficial ownership with respect to the securities described in the preceding sentence.

(8) Mr. Seth Lieber has sole power to vote and dispose of 4,310 shares of Common Stock. In addition, by virtue of being an affiliate of an entity which is a general partner of Applewood, Mr. Seth Lieber may be deemed to have shared power to vote and dispose of

           211,213 shares of Common Stock. Mr. Seth Lieber disclaims beneficial ownership with respect to the securities described in the preceding sentence.

(9) Mr. Jonathan Lieber has sole power to vote and dispose of 4,310 shares of Common Stock. In addition, by virtue of being an affiliate of an entity which is a general partner of Applewood, Mr. Jonathan Lieber may be deemed to have shared power to vote and dispose of 211,213 shares of Common Stock. Mr. Jonathan Lieber disclaims beneficial ownership with respect to the securities described in the preceding sentence.

(10) Mr. Marocco has sole power to vote and dispose of 17,239 shares of Common Stock. In addition, by virtue of Mr. Marocco being the sole shareholder, officer and director of an entity which is a general partner of an entity which is a general partner of 21st Partners, 21st T-E and 21st Foreign, Mr. Marocco may be deemed to have shared power to vote and to dispose of 883,678 shares of Common Stock, of which Mr. Marocco disclaims beneficial ownership.

(11)       Mr.  Lewis has sole  power to vote and  dispose  of 17,239  shares of
           Common Stock. In addition, by virtue of being the majority shareholder and director of an entity which is a general partner of an entity which is a general partner of 21st Partners, 21st T-E and 21st Foreign, Mr. Lewis may be deemed to have shared power to vote and to dispose of 883,678 shares of Common Stock, of which Mr. Lewis disclaims beneficial ownership.

(12) Mr. Kornreich has sole power to vote and dispose of 17,239 shares of Common Stock. In addition, by virtue of being the majority shareholder and director of an entity which is a general partner of an entity which is a general partner of 21st Partners, 21st T-E and 21st Foreign, Mr. Kornreich may be deemed to have shared power to vote and to dispose of 883,678 shares of Common Stock, of which Mr. Kornreich disclaims beneficial ownership.

(13) Mr. Sandler has sole power to vote and dispose of 27,583 shares of Common Stock. In addition, by virtue of being the majority shareholder and director of an entity which is a general partner of an entity which is a general partner of 21st Partners, 21st T-E and 21st Foreign, Mr. Sandler may be deemed to have shared power to vote and to dispose of 883,678 shares of Common Stock, of which Mr. Sandler disclaims beneficial ownership.

(14) Mr. Andrew Sandler has sole power to vote and dispose of 4,310 shares of Common Stock. In addition, by virtue of being the majority shareholder and director of an entity which is a general partner of an entity which is a general partner of 21st Partners, 21st T-E and 21st Foreign, Mr. Andrew Sandler may be deemed to have shared power to vote and to dispose of 883,678 shares of Common Stock, of which Mr. Andrew Sandler disclaims beneficial ownership.

(15) Mr. Fingerhut has sole power to vote and dispose of 25,857 shares of Common Stock. In addition, by virtue of being a shareholder, officer and director of InfoMedia and a general partner of Applewood, Mr. Fingerhut may be deemed to have shared power to vote and to dispose of 1,094,891 shares of Common Stock, of which Mr. Fingerhut disclaims beneficial ownership.

(16) Includes 21,666 shares of Common Stock issuable upon presently exercisable options.

(17) Includes 34,498 shares of Common Stock issuable upon presently exercisable options.

(18) Represents 34,498 shares of Common Stock issuable upon presently exercisable options and 69,779 shares of Common Stock which are owned by Mr. Graham and his wife as joint tenants.

(19) Includes 90,662 shares of Common Stock issuable upon presently exercisable options and 1,120,748 shares owned by 21st Foreign, 21st Partners, 21st T-E, Applewood and Woodland.

                              CERTAIN TRANSACTIONS


           SALES OF DEBT AND EQUITY SECURITIES. From time to time, the Company has raised capital through the sale of debt and equity securities. Most of the investors in such offerings have been officers, directors and entities associated with directors, and beneficial owners of 5% or more of the Company's securities. In each transaction, such persons participated on terms no more favorable than those offered to all other investors.

           In May 1994, the Company entered into an agreement with Aladdin, whereby Aladdin agreed to produce approximately 50 books per year for the Company through January 1, 2002. The books are to be wholly-owned by the Company. Aladdin is responsible for the production, printing and binding of such books, although development costs for such books are shared by Aladdin and the Company. Aladdin retains the sales rights for these books to countries other than U.S.A., Canada and the Philippines. Royalties are paid to Aladdin based on the Company sales. Development recovery amounts are paid to the Company based on sales by Aladdin to other parts of the world. Net payables to Aladdin at July 31, 1996 and 1995 were $556,000 and $355,000, respectively, which includes goods on order, payables, shared product development costs and net royalty payments. As of October 17, 1996, net payables to Aladdin were approximately $1.3 million of which the Company was delinquent on approximately $440,000. Approximately $400,000 of the net proceeds of this Offering will be used to pay Aladdin. Concurrent with the agreement with Aladdin, The Archon Press, an Aladdin affiliated company, agreed to invest $500,000 in the Company in return for Common Stock. This investment was received by the Company over a period of months in the fiscal year ended July 31, 1995, as follows:

           o In October 1994, the Company issued 31,063 shares of its Common Stock to Archon Press for an aggregate purchase price of $200,000.

           o In December 1994, the Company issued 15,531 shares of its Common Stock to Archon Press for an aggregate purchase price of $100,000.

           o In February 1995, the Company issued 15,531 shares of its Common Stock to Archon Press for an aggregate purchase price of $100,000.

           o In April 1995, the Company issued 15,531 shares of its Common Stock to Archon Press for an aggregate purchase price of $100,000.

           In June 1995, the Company entered into Subscription Agreements pursuant to which it sold to Applewood and 21st Century Funds, an aggregate of 155,437 shares of Common Stock, for an aggregate purchase price of 1,000,000.

           In December 1995, the Company entered into the Loan and Security Agreement which provides the Company with a $2.7 million revolving line of credit. Such line of credit is partially collateralized by the Company's accounts receivables which are personally guaranteed by Messrs. Graham and Farrell and Ms. Reynolds. However, each of such officers has a right of contribution from all of the current stockholders of the Company in the event the Company fails to indemnify each of such officers from a claim under the guaranty. Such officers do not intend to personally guarantee any indebtedness or other obligations of the Company in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

           In April 1996, in connection with the Prebridge Financing, Applewood, 21st T-E, 21st Foreign and 21st Partners, entities that own more than 5% of the outstanding Common Stock, purchased $250,000, $57,000, $23,000 and $170,000 principal amounts of the Prebridge Notes, respectively.

           In August 1996, the Company consummated the Bridge Financing. As part of such Bridge Financing, Applewood, 21st T-E, 21st Foreign and 21st Partners converted their Prebridge Notes into Bridge Units and accordingly received $250,000 principal amount of Bridge Notes and 125,000 Bridge Warrants, $57,000 principal amount of Bridge Notes and 28,500 Bridge Warrants, $23,000 principal amount of Bridge Notes and 11,500 Bridge Warrants and $170,000 principal amount of Bridge Notes and 85,000 Bridge Warrants, respectively. Upon the effective date of this Offering, the Bridge Warrants will be automatically converted into Warrants on a one-for-one basis. Messrs. Rubenstein and Fingerhut, Directors of the Company are general partners of Applewood and are Directors and Officers of InfoMedia, which is a general partner of 21st Foreign, 21st T-E and 21st Partners. Mr. Marocco, a Director of the Company is an Officer and Director of an entity which is a general partner of 21st Foreign, 21st T-E and 21st Partners.

                            DESCRIPTION OF SECURITIES

           The authorized capital stock of the Company is 13,000,000 shares, consisting of 12,000,000 shares of Common Stock, $.01 par value per share and 1,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). As of October 15, 1996, there were 1,500,000 shares of Common Stock outstanding. Upon the completion of this Offering there will be 3,000,000 shares of Common Stock outstanding, after giving effect to the Preferred Stock Conversion. No shares of Preferred Stock will be outstanding after the date hereof.

COMMON STOCK

           The holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, when issued and paid for as set forth in this Prospectus, will be, fully paid and nonassessable.

PREFERRED STOCK

           On the effective date of the Registration Statement, of which this Prospectus is a part, all of the outstanding shares of the Company's Preferred Stock and all accrued and unpaid dividends thereon will convert into 473,692 shares of Common Stock (post-Reverse Stock Split) in accordance with the Company's Articles of Incorporation, as amended. Subsequent to the Preferred Stock Conversion, the Company's authorized shares of Preferred Stock may be issued in one or more series, and the Board of Directors is authorized, without further action by the stockholders, to designate the rights, preferences, limitations and restrictions of and upon shares of each series, including dividend, voting, redemption and conversion rights. The Board of Directors also may designate par value, preferences in liquidation and the number of shares constituting any series. The Company believes that the availability of Preferred Stock issuable in series will provide increased flexibility for structuring possible future financings and acquisitions, if any, and in meeting other corporate needs. It is not possible to state the actual effect of the authorization and issuance of any series of Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the specific terms, rights and preferences of a series of Preferred Stock. However, such effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, or impairing liquidation rights of such shares without further action by holders of the Common Stock. In addition, under various circumstances, the issuance of Preferred Stock may have the effect of facilitating, as well as impeding or discouraging, a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management. Issuance of Preferred Stock could also adversely effect the market price of the Common Stock. The Company has no present plan to issue any additional shares of Preferred Stock.

WARRANTS

           Each Warrant, including Warrants converted from Bridge Warrants, are issued pursuant to a Warrant Agreement between the Company and Continental Stock Transfer & Trust Company as warrant agent. The following statements are subject to the detailed provisions of and are qualified in their entirety by reference to the Warrant Agreement, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

           During the four-year period commencing one year after the date of this Prospectus, each Warrant will entitle the registered holder to purchase one share of the Company's Common Stock at an exercise price of $4.50 per share. The Warrants may be called by the Company with the Underwriter's prior consent, at any time once they become exercisable, for a redemption price of $.01 per Warrant if notice of not less than 30 days is given and the last sale price of the Common Stock has been at least 155% of the then exercise price of the Warrants on 20 of the 25 trading days ending on the third day prior to the day on which notice is given. No fractional shares of Common Stock will be issued in connection with the exercise of Warrants. Upon exercise, the Company will pay the holder the value of any such fractional shares in cash, based upon the market value of the Common Stock at such time.

           The Company will be able to issue shares of its Common Stock upon exercise of the Warrants only if there is then a current prospectus relating to such Common Stock, and only if such Common Stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the Warrants reside. The Company has undertaken and intends to file and keep current a prospectus which will permit the purchase and sale of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualification will occur.

           The Warrants will expire at 5:00 p.m., New York time, on the fifth anniversary of the date of this Prospectus. In the event a holder of Warrants fails to exercise the Warrants prior to their expiration, the Warrants will expire and the holder thereof will have no further rights with respect to the Warrants.

           A holder of Warrants will not have any rights, privileges or liabilities as a stockholder of the Company prior to exercise of the Warrants. The Company is required to keep available a sufficient number of authorized shares of Common Stock to permit exercise of the Warrants.

           The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants will be subject to adjustment to protect against dilution in the event of a merger, acquisition, recapitalization, or split-up of the Common Stock, the issuance of a stock dividend or any similar event. No assurance can be given that the market price of the Company's Common Stock will exceed the exercise price of the Warrants at any time during the exercise period.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

           As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation, as amended, limits the personal liability of a director or officer to the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for
(i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

           The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

DELAWARE LAW

           The Company is subject to Section 203 of the DGCL, which prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66% of the outstanding voting stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

           The provisions of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in control of the Company.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

           The transfer agent, warrant agent and registrar for the Common Stock and the Company's Warrants is Continental Stock Transfer & Trust Company, New York, New York.

                         SHARES ELIGIBLE FOR FUTURE SALE

           Upon completion of this Offering and the conversion of the Preferred Stock into Common Stock, the Company will have outstanding 3,000,000 shares of Common Stock, not including shares of Common Stock issuable upon exercise of outstanding options, Warrants or the Underwriter's Purchase Option and assuming no exercise of the over-allotment option granted to the Underwriter.

      o Of these outstanding shares, the 1,500,000 shares of Common Stock sold to the public in this Offering may be freely traded without restriction or further registration under the Securities Act, except that any shares that may be held by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act) may be sold only pursuant to a registration under the Securities Act or pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144 adopted under the Securities Act.

      o The 1,500,000 shares of Common Stock outstanding prior to the consummation of this Offering are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Restricted Shares") and may not be sold unless such sale is registered under the Securities Act, or is made pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144. Of such shares, 1,267,000 shares are presently available for sale pursuant to Rule 144, (ii) 31,063 shares will be available for sale pursuant to Rule 144 commencing October 1996,
            (iii) 15,531 shares will be available for sale pursuant to Rule 144 commencing December 1996, (iv) 15,531 shares will be available for sale pursuant to Rule 144 commencing February 1997 and (v) 15,531 shares will be available for sale pursuant to Rule 144 commencing April 1997 and (vi) 155,344 shares will be available for sale pursuant to Rule 144 commencing June 1997. All officers, directors and existing stockholders of the Company have agreed that for a period of 24 months after the date of this Prospectus, they will not sell any of their shares (representing all of the Restricted Shares) without the prior consent of the Underwriter. The Selling Stockholders have agreed that they will not sell their Warrants converted from their Bridge Warrants until 12 months after the date of this Prospectus without the Underwriter's consent. The Company is unable to predict the effect that sales made under Rule 144 or otherwise may have on the market price of the Common Stock prevailing at the time of any such sales. See "Description of Securities."

           In general, under Rule 144 as currently in effect, a stockholder (or stockholders whose shares are aggregated) who has beneficially owned any Restricted Shares for at least two years (including a stockholder who may be deemed to be an affiliate of the Company), will be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of
(i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale is given to the Securities and Exchange Commission ("Commission"), provided certain public information, manner of sale and notice requirements are satisfied. A stockholder who is deemed to be an affiliate of the Company, including members of the Board of Directors and senior management of the Company, will still need to comply with the restrictions and requirements of Rule 144, other than the two-year holding period requirement, in order to sell shares of Common Stock that are not Restricted Securities, unless such sale is registered under the Securities Act. A stockholder (or stockholders whose shares are aggregated) who is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale by such stockholder, and who has beneficially owned Restricted Shares for at least three years, will be entitled to sell such shares under Rule 144 without regard to the volume limitations described above. The Commission is currently considering a reduction in the required holding periods under Rule 144.

           No predictions can be made of the effect, if any, that future sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect the then-prevailing market price.

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

           The Company has agreed to register for sale under the Securities Act concurrently with the Offering the Warrants converted from the Bridge Warrants. An aggregate of 875,000 Warrants may be offered and sold pursuant to this Prospectus by the holders thereof. The Warrants offered by the Selling Securityholders are not part of the underwritten Offering. The Company will not receive any of the proceeds from the sale of the Warrants.

           The shares of Common Stock and the Warrants registered for sale on behalf of the Selling Securityholders under the Registration Statement of which this Prospectus forms a part may be offered and sold from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market ("Nasdaq") in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Warrants. The Selling Securityholders may effect such transactions by selling their Warrants directly to purchasers or to or through broker-dealers (including the Underwriter), which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of the Warrants for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any broker-dealers that act in connection with the sale of the Warrants might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Warrants against certain liabilities, including liabilities arising under the Securities Act. Notwithstanding that such Warrants are being registered, the Selling Securityholders have agreed that none of such Warrants may be sold prior to one year following the consummation of the Offering without the prior written consent of the Underwriter. Notwithstanding the foregoing, the Underwriter may, depending upon market conditions, release the lock-up prior to one year.

           The following table sets forth the name of each Selling Stockholder and the number of Warrants and shares of Common Stock beneficially owned upon the consummation of the Offering and prior to sale. All of such Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part, and the Company believes that all such Warrants will be owned by the respective holders thereof following the consummation of the Offering and prior to resale. Although none of the Selling Securityholders has ever held any position or office with the Company or had any other material relationship with the Company, 21st Partners, 21st T-E, 21st Foreign and Applewood are affiliated with certain Directors and current stockholders of the Company.
See "Principal Stockholders."


                                                                SHARES BENEFICIALLY         NUMBER OF
                                                                   OWNED PRIOR TO            WARRANTS
                                                                     RESALE(1)              REGISTERED
SELLING SECURITYHOLDERS                                       NUMBER           PERCENT      FOR RESALE
-----------------------                                       ------           -------      ----------
Applewood Associates LP...............................      211,213             14.1%        125,000

Gordon M. Freeman.....................................            0              3.3%        100,000

21st Century Communications Partners, L.P.............      883,678(2)          29.5%         85,000

Steven Etra...........................................            0              1.0%         31,250

21st Century Communications T-E Partners, L.P.........      883,678(3)          29.5%         28,500

                                                                SHARES BENEFICIALLY         NUMBER OF
                                                                   OWNED PRIOR TO            WARRANTS
                                                                     RESALE(1)              REGISTERED
SELLING SECURITYHOLDERS                                       NUMBER           PERCENT      FOR RESALE
-----------------------                                       ------           -------      ----------
Damerel Trading S.A...................................             0                *         25,000

ALSA, Inc.............................................             0                *         25,000

Rebecca Rubenstein....................................             0                *         25,000

Jeffrey Rubinstein....................................             0                *         25,000

William Wolfson.......................................             0                *         25,000

Chana Sasha Foundation................................             0                *         16,667

Abraham Wolfson.......................................             0                *         16,667

Aaron Wolfson.........................................             0                *         16,666

Leon Abramson and Lorraine Abramson...................             0                *         12,500

Richard Ackerman......................................             0                *         12,500

David Alexander.......................................             0                *         12,500

Neil Bellett..........................................             0                *         12,500

Robert Bender.........................................             0                *         12,500

Daniel Berger and Carolyn Berger......................             0                *         12,500

Kenneth D. Cole.......................................             0                *         12,500

Drew Effron...........................................             0                *         12,500

Chris Engel...........................................             0                *         12,500

Richard Etra and Kenneth Etra.........................             0                *         12,500

Andrew Feiner.........................................             0                *         12,500

Ernest Gottdiener.....................................             0                *         12,500

Paula Graff...........................................             0                *         12,500

Peter Hunt............................................             0                *         12,500

Daniel A. Kaplan......................................             0                *         12,500

Richard C. Kaufman and Elaine J. Lenart JTWROS........             0                *         12,500

Norman Kurtz..........................................             0                *         12,500

Mariwood Investments..................................             0                *         12,500

Anthony Peyser........................................             0                *         12,500

RJB Partners, L.P.....................................             0                *         12,500

Alan J. Rubin.........................................             0                *         12,500

Curtis Schenker.......................................             0                *         12,500

Alan and Nancy Shapiro................................             0                *         12,500

                                                                SHARES BENEFICIALLY         NUMBER OF
                                                                   OWNED PRIOR TO            WARRANTS
                                                                     RESALE(1)              REGISTERED
SELLING SECURITYHOLDERS                                       NUMBER           PERCENT      FOR RESALE
-----------------------                                       ------           -------      ----------
Carl E. Siegel........................................             0                *         12,500

21st Century Communications Foreign Partners, L.P.....      883,678(4)          29.5%         11,500

Steven Rosen..........................................             0                *          6,250

Gregory Trubowitsch...................................             0                *          6,250

Charles Warshaw.......................................             0                *          6,250


(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock upon the exercise of options, warrants currently exercisable, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of this Prospectus, none of the Warrants are currently exercisable within 60 days and accordingly the shares of Common Stock underlying such Warrants are not deemed to be outstanding.

(2) Represents (i) 599,160 shares of Common Stock owned by 21st Partners and 203,856 shares of Common Stock owned by 21st T-E and 80,662 shares of Common Stock owned by 21st Foreign, of which 21st Partners disclaims beneficial ownership.

(3)        Represents  (i) 203,856  shares of Common Stock owned by 21st T-E and
           (ii) 599,160 shares of Common Stock owned by 21st Partners and 80,662 shares of Common Stock owned by 21st Foreign, of which 21st T-E disclaims beneficial ownership.

(4) Represents (i) 80,662 shares of Common Stock owned by 21st Foreign and (ii) 599,160 shares of Common Stock owned by 21st Partners and 203,856 shares of Common Stock owned by 21st T-E, of which 21st Foreign disclaims beneficial ownership.

                                  UNDERWRITING

           GKN Securities ("Underwriter"), has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company a total of 1,500,000 shares of Common Stock and 1,500,000 Warrants (collectively, the "Securities"). The obligations of the Underwriter under the Underwriting
Agreement are subject to approval of certain legal matters by counsel and various other conditions precedent, and the Underwriter is obligated to purchase all of the Securities offered by this Prospectus (other than the Securities covered by the over-allotment option described below), if any are purchased.

           The Underwriter has advised the Company that it proposes to offer the Securities to the public at the initial offering price set forth on the cover page of this Prospectus and to certain dealers at that price less a concession not in excess of $ per share of Common Stock. The Underwriter may allow, and such dealers may reallow, a concession not in excess of $ per share of Common Stock to certain other dealers. After this Offering, the offering price and other selling terms may be changed by the Underwriter.

           The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Underwriter an expense allowance on a nonaccountable basis equal to 3% of the gross proceeds derived from the sale of the Securities offered by this Prospectus (including the sale of any Securities subject to the Underwriter's over-allotment option), $50,000 of which has been paid to date. The Company also has agreed to pay all expenses in connection with qualifying the shares of Common Stock offered hereby for sale under the laws of such states as the Underwriter may designate and registering this Offering with the National Association of Securities Dealers, Inc., including fees and expenses of counsel retained for such purposes by the Underwriter.

           The Company has granted to the Underwriter an option, exercisable during the 45-day period after the date of this Prospectus, to purchase from the Company at the offering price, less underwriting discounts and the nonaccountable expense allowance, up to an aggregate of 225,000 additional shares of Common Stock and/or 225,000 additional Warrants for the sole purpose of covering over-allotments, if any.

           The Company has engaged the Underwriter, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. Additionally, other NASD members may be engaged by the Underwriter in its solicitation efforts. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission, the Company has agreed to pay the Underwriter for bona fide services rendered a commission equal to 5% of the exercise price for each Warrant exercised if the exercise was solicited by the Underwriter. In addition to soliciting, either orally or in writing, to warrantholders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of the Warrants, such services may also include disseminating information, either orally or in writing, to warrantholders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of Warrants. No compensation will be paid to the Underwriter in connection with the exercise of the Warrants if the market price of the underlying shares of Common Stock is lower than the exercise price, the Warrants are held in a discretionary account, the Warrants are exercised in an unsolicited transaction, the warrantholder has not confirmed in writing that the Underwriter solicited such exercise or the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, while it is soliciting exercise of the Warrants, the Underwriter will be prohibited from engaging in any market activities or solicited brokerage activities with regard to the Company's securities unless the Underwriter has waived its right to receive a fee for the exercise of the Warrants.

           In connection with this Offering, the Company has agreed to sell to the Underwriter for an aggregate of $100, the Underwriter's Purchase Option, consisting of the right to purchase up to an aggregate of 150,000 shares of Common Stock and/or an aggregate of 150,000 Warrants. The Underwriter's Purchase Option is exercisable initially at a price of % of the initial offering price of the Securities for a period of four years commencing one-year from the date hereof. The Underwriter's Purchase Option may not be transferred, sold, assigned or hypothecated during the one year period following the date of this Prospectus except to officers of the Underwriter and the selected dealers and their officers or partners. The Underwriter's Purchase Option grants to the holders thereof certain "piggyback" and demand rights for periods of seven and five years, respectively, from the date of this Prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Underwriter's Purchase Option.

           Pursuant to the Underwriting Agreement, all of the officers, directors and existing shareholders of the Company and any of such person's respective affiliates as of the date of this Prospectus have agreed not to sell any of their shares of Common Stock (who hold in the aggregate 1,500,000 outstanding shares of Common Stock) until 24 months from the date of this Prospectus. In addition, the Underwriting Agreement provides that, for a period of three years from the date of this Prospectus, the Company will recommend and use its best efforts to elect a designee of the Underwriter as a member of the Board of Directors. Alternatively, the Underwriter will have the right to send a representative to observe each meeting of the Board of Directors. The
Underwriter has not yet selected such designee or representative. During the three year period following the date of this Prospectus, the Underwriter shall have the right to purchase for the Underwriter's account or to sell for the account of the officers and directors of the Company (and any family member or affiliate of any of the foregoing persons), any securities sold by any of such persons in the open market.

           Prior to this Offering, there has been no public market for any of the Company's securities. Accordingly, the offering price of the securities and the terms of the Warrants have been determined by negotiation between the Company and the Underwriter and do not necessarily bear any relation to established valuation criteria. Factors considered in determining such prices and terms, in addition to prevailing market conditions, included an assessment of the prospect for the industry in which the Company will compete, the Company's management and the Company's capital structure.

           In August  1996,  the  Underwriter  acted as  placement  agent in the
Bridge   Financing  and  was  paid   commissions   of  $148,750   (8.5%)  and  a
nonaccountable expense allowance of $52,500 (3%).

                                  LEGAL MATTERS

           Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Olshan Grundman Frome & Rosenzweig LLP, New York, New York. Graubard Mollen & Miller, New York, New York, has served as counsel to the Underwriter in connection with this Offering.

                                     EXPERTS

           The financial statements of Millbrook as of July 31, 1995 and 1996 and for each of the years in the two year period ended July 31, 1996 have been included herein and in the Registration Statement of which this Prospectus is a part, in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

           The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Common Stock and Warrants offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions having been omitted from this Prospectus in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the securities offered by this Prospectus and such omitted information, reference is made to the Registration Statement, including any and all exhibits and amendments thereto. Statements contained in this Prospectus concerning the provisions of any document filed as an exhibit are of necessity brief descriptions thereof and are not necessarily complete, and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by this reference.

           Following the effectiveness of the Registration Statement, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith the Company files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material, including the Registration Statement, can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock and the Warrants are traded on the Nasdaq SmallCap Market and The Boston Stock Exchange. The foregoing material also should be available for inspection at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C., 20006 and The Boston Stock Exchange, One Boston Place, Boston, Massachusetts 02108. The Commission also maintains a cite on the Worldwide Web that contains reports, proxy and information statements and other information regarding Registrants that file electronically. The address of such cite is http://www.sec.gov.

           The Company intends to furnish its stockholders with annual reports containing financial statements which will be audited and reported on by its independent public accounting firm, and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                            THE MILLBROOK PRESS INC.

                              Financial Statements

                             July 31, 1995 and 1996

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT




The Shareholders and The Board of Directors
The Millbrook Press Inc.:


We have audited the accompanying balance sheets of The Millbrook Press Inc. as of July 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Millbrook Press Inc. as of July 31, 1995 and 1996 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                          /s/ KPMG Peat Marwick LLP
                                          -------------------------
                                          KPMG Peat Marwick LLP


October 16, 1996
New York, New York

                            THE MILLBROOK PRESS INC.

                                 Balance Sheets

                             July 31, 1995 and 1996

               Assets                                                                 1995                1996
               ------                                                                 ----                ----
Current assets:
    Cash                                                                         $    538,000             134,000
    Accounts receivable (less allowance for returns and
       bad debts of $213,000 in 1995 and $329,000 in 1996)                          1,283,000           2,084,000
    Inventories                                                                     2,658,000           3,477,000
    Royalty advances, net                                                             394,000             364,000
    Prepaid expenses                                                                  326,000             292,000
                                                                                 ------------        ------------
                Total current assets                                                5,199,000           6,351,000
                                                                                 ------------        ------------

Plant costs, net                                                                    2,063,000           2,582,000
Fixed assets, net                                                                     235,000             270,000
Goodwill, net                                                                       3,431,000           3,245,000
Royalty advances, net                                                                 127,000              67,000
Other assets                                                                           23,000              59,000
                                                                                 ------------        ------------

                Total assets                                                     $ 11,078,000          12,574,000
                                                                                 ============        ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of notes payable to banks (note 4)                           $  2,000,000           2,742,000
    Accounts payable and accrued expenses                                           1,483,000           2,141,000
    Royalties payable                                                                  91,000             150,000
                                                                                 ------------        ------------
                Total current liabilities                                           3,574,000           5,033,000

Shareholder notes (note 5)                                                               --               500,000
                                                                                 ------------        ------------

                Total liabilities                                                   3,574,000           5,533,000
                                                                                 ------------        ------------

Commitments (note 9)

Stockholders' equity:
    12% Series A voting, cumulative Preferred Stock, par value
       $.01 per share; authorized 10,000 shares; issued and
       outstanding 4,700 shares (at aggregate liquidation
       preference including dividends in arrears)                                   5,534,000           6,190,000
    Common stock - par value $.01 per share, authorized
       5,000,000 shares; issued and outstanding 1,026,308
       shares in 1995 and 1996                                                         10,000              10,000
    Additional paid-in capital                                                      3,991,000           3,991,000
    Accumulated deficit                                                            (2,031,000)         (3,150,000)
                                                                                 ------------        ------------

                Total stockholders' equity                                          7,504,000           7,041,000
                                                                                 ------------        ------------

                Total liabilities and stockholders' equity                       $ 11,078,000          12,574,000
                                                                                 ============        ============

See accompanying notes to financial statements.

                            Statements of Operations

                       Years Ended July 31, 1995 and 1996

                                                         1995                       1996
                                                         ----                       ----
Net sales                                            $ 6,866,000                  9,940,000

Cost of sales                                          3,407,000                  5,099,000
                                                     -----------                -----------

           Gross profit                                3,459,000                  4,841,000
                                                     -----------                -----------

Operating expenses:
    Selling and marketing                              3,024,000                  3,854,000
    General and administrative                         1,051,000                  1,205,000
                                                     -----------                -----------

           Total operating expenses                    4,075,000                  5,059,000
                                                     -----------                -----------

Operating loss                                          (616,000)                  (218,000)

Interest expense                                         190,000                    245,000
                                                     -----------                -----------

Net loss                                                (806,000)                  (463,000)

Preferred dividend accrued                              (589,000)                  (656,000)
                                                     -----------                -----------

Net loss available to common stockholders            $(1,395,000)                (1,119,000)
                                                     ===========                ===========

Loss per share after preferred dividend
    requirements (primary and fully diluted)         $     (1.60)                     (1.09)
                                                     ===========                ===========

See accompanying notes to financial statements.

                       Statements of Stockholders' Equity

                       Years Ended July 31, 1995 and 1996

                                 Preferred Stock               Common Stock           Additional
                              -----------------------     -----------------------      Paid-in      Accumulated
                                Shares       Amount        Shares        Amount        Capital        Deficit        Total
                                ------       ------        ------        ------        -------        -------        -----
Balance at July 31, 1994          4,700     4,945,000       793,215         8,000     2,493,000      (636,000)     6,810,000

Sale of common stock               --            --         233,093         2,000     1,498,000          --        1,500,000
Preferred stock dividend           --         589,000          --            --            --        (589,000)          --
Net loss                           --            --            --            --            --        (806,000)      (806,000)
                              ---------     ---------     ---------     ---------     ---------     ---------      ---------

Balance at July 31, 1995          4,700     5,534,000     1,026,308        10,000     3,991,000     (2,031,000)    7,504,000

Preferred stock dividend           --         656,000          --            --            --        (656,000)          --
Net loss                           --            --            --            --            --        (463,000)      (463,000)
                              ---------     ---------     ---------     ---------     ---------     ---------      ---------

Balance at July 31, 1996          4,700     $6,190,000    1,026,308     $  10,000     3,991,000     (3,150,000)    (7,041,000)
                              =========     ==========    =========     =========     =========     ==========     ==========

See accompanying notes to financial statements.

                            Statements of Cash Flows

                       Years Ended July 31, 1995 and 1996


                                                                                              1995                1996
                                                                                              ----                ----
Cash flows from operating activities:
    Net loss                                                                             $  (806,000)            (463,000)
    Depreciation and amortization                                                          1,102,000            1,047,000
    Provision for returns and bad debts                                                       18,000              116,000
    Changes in assets and liabilities:
          Increase  in accounts receivable                                                  (252,000)            (917,000)
          Increase in inventories                                                         (1,034,000)            (819,000)
          Decrease in royalty advances                                                        57,000               90,000
          (Increase) decrease in prepaid expenses                                           (194,000)              34,000
          Increase in other assets                                                              --                (36,000)
          Increase in accounts payable and
             accrued expenses                                                                480,000              658,000
          Increase in royalties payable                                                       26,000               59,000
                                                                                         -----------          -----------

                  Net cash used in operating activities                                     (603,000)            (231,000)
                                                                                         -----------          -----------

Cash flows from investing activities:
    Capital expenditures                                                                    (112,000)            (102,000)
    Plant costs                                                                           (1,221,000)          (1,313,000)

                  Net cash used in investing activities                                   (1,333,000)          (1,415,000)
                                                                                         -----------          -----------

Cash flows from financing activities:
    Repayment of debt                                                                           --             (2,000,000)
    Proceeds from borrowings under notes payable                                             600,000            3,242,000
    Proceeds from sale of capital stock                                                    1,500,000                 --
                                                                                         -----------          -----------

                  Net cash provided by financing activities                                2,100,000            1,242,000
                                                                                         -----------          -----------

                  Net increase (decrease) in cash                                            164,000             (404,000)

    Cash at beginning of period                                                              374,000              538,000
                                                                                         -----------          -----------

    Cash at end of period                                                                $   538,000              134,000
                                                                                         ===========          ===========

Supplemental disclosures:
    Interest paid                                                                        $   190,000              239,000
                                                                                         ===========          ===========

See accompanying notes to financial statements.

                            THE MILLBROOK PRESS INC.

                          Notes to Financial Statements

                             July 31, 1995 and 1996


(1)    DESCRIPTION OF THE BUSINESS AND FINANCIAL STATUS AND PLANS

       DESCRIPTION OF THE BUSINESS

       The Millbrook Press Inc. (the Company) was incorporated and commenced operations as an independent company on February 23, 1994. The Company is a publisher of nonfiction children's books, in both hardcover and paperbacks, for preschoolers through young adults. The Company's books are distributed to the school and public library market, trade bookstores and other specialty retail and direct sales markets through wholesalers, its own telemarketing efforts and commissioned sales representatives. The Company was formed to acquire the net assets of a wholly owned subsidiary of Antia Publishing Company, which is a wholly owned subsidiary of Groupe de la Cite International, a French Corporation.

       On February 23, 1994 the Company sold 4,700 shares of preferred stock and 715,683 shares of common stock for a total of $6,700,000 and used a portion of such proceeds to acquire substantially all of the net assets related to the business of the Company. In conjunction with the acquisition, the purchase price was allocated as follows:

          Cash paid, including acquisition costs                 $ 3,025,000
          Fair value of liabilities assumed                        6,384,000
                                                                  ----------
                  Total purchase price                             9,409,000

          Less:  Fair value of assets acquired                     5,718,000
                                                                  ----------

          Costs in excess of fair value of net assets acquired   $ 3,691,000
                                                                  ==========

       Also on February 23, 1994, the Company repaid acquired debt payable to Societe Generale in the amount of $4,911,000.

       During fiscal 1995 and June 1994, the Company sold 233,093 and 77,532 shares of common stock for $1,500,000 and $500,000, respectively. Of the 233,093 shares sold, 77,656 were sold to The Archon Press through the transaction described below.

       Concurrent with the agreement with Aladdin Books, detailed in note 9, The Archon Press, an Aladdin affiliated company, agreed to invest $500,000 in the Millbrook Press. This investment was received over a period of months in fiscal 1995. Archon currently owns 77,656 common shares (7.57%) of the Company.

       FINANCIAL STATUS AND PLANS

       The Company has incurred losses of $1,660,000 since its inception. The Company has taken or is planning the following actions to fund its ongoing operations and to maintain compliance with certain covenants relating to its notes payable to bank.

                            THE MILLBROOK PRESS INC.

                          Notes to Financial Statements


         o The Company has obtained a deferral of compliance with certain covenants under its notes payable to bank through December 31, 1996.

         o In August 1996, the Company received proceeds of $1,036,000, net of offering costs ($214,000) and the conversion of shareholder loans ($500,000) as described in note 12. These proceeds were used to fund working capital requirements. The aggregate debt of $1,750,000 becomes due and payable upon the earlier of February 28, 1998 or the completion of an initial public offering by the Company.

         o The Company is in the process of offering 1,500,000 shares of common stock in an initial public offering to raise approximately $6,325,000 which is scheduled for completion in the second quarter of fiscal 1997. Management intends to use the proceeds to repay the $1,750,000 bridge loan and finance its working capital needs and the expansion of its operations.

       There can be no assurance that the initial public offering will be successfully completed and that, absent of the initial public offering, the Company will be in compliance with its debt covenants once the waiver expires on December 31, 1996 or that the Company will be able to repay its indebtedness when due. If the initial public offering is not successfully completed, the Company anticipates that it will have to refinance existing indebtedness, sell assets and/or otherwise raise funds in either the private or public markets and seek further waivers from its lenders. There can be no assurance, however, that the Company will be able to raise such funds.

 (2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISKS

       Revenue from the sale of books to wholesalers is recognized at shipment. The Company provides a reserve for product returns. Sales from telemarketing activities are recognized when the customer accepts all or part of a sample shipment.

       Ongoing credit evaluations of customers' financial condition are performed and collateral is not required. One customer accounted for 19% and 17% of the Company's net sales for the years ended July 31, 1995 and 1996, respectively.

       INVENTORIES

       Inventories of sheets and bound books, which are primarily located in a public warehouse and in-transit or at customers as inventory on preview, are stated at the lower of cost or market, with cost determined by the average cost method.

                            THE MILLBROOK PRESS INC.

                          Notes to Financial Statements


       ROYALTY ADVANCES

       Licensing agreements for rights to future publications usually require a non-refundable partial payment of the royalty in advance of the publication. The Company charges royalty advances to expense in the period during which the related sales are recorded. If it appears that an advance will exceed total royalties to be incurred based upon estimated sales, such excess is immediately expensed. Royalty advances for publications to be published in excess of one year from the balance sheet date are classified as non-current assets.

       PLANT COSTS

       Plant costs consisting of plates, photo engraving, separations, and other text costs of unpublished books are amortized over three to five years from publication date or the estimated remaining life, if shorter. Plant costs at July 31, 1995 and 1996 are presented net of accumulated amortization of $1,300,000 and $979,000, respectively.

       ADVERTISING COSTS

       Advertising costs consisting of the costs of producing and distributing catalogs are expensed in the periods in which the costs are incurred. Advertising expense for the years ended July 31, 1995 and 1996 was $349,000 and $328,000, respectively.

       FIXED ASSETS

       Fixed assets are recorded at cost. Depreciation and amortization of fixed assets are computed on the straight-line method based on useful lives ranging from 7-10 years for office furniture and equipment and 5 years for computers. Leasehold improvements are amortized over the lesser of the lease term or the life of the asset.

       GOODWILL AND OTHER LONG LIVED ASSETS

       Goodwill represents the excess of the cost over the fair value of the net assets of the Company acquired on February 23, 1994. For financial reporting purposes, the excess of cost over the fair value of net assets acquired is amortized over 20 years using the straight-line method. Accumulated amortization at July 31, 1995 and 1996 is $259,000 and $446,000, respectively. Pursuant to Internal Revenue Code Section 197, for Federal income tax purposes such goodwill is deductible over 15 years.

       The Company systematically reviews the recoverability of its long lived assets by comparing their unamortized carrying value to their anticipated undiscounted future cash flows. Any impairment is charged to expense when such determination is made.

                            THE MILLBROOK PRESS INC.

                          Notes to Financial Statements


       INCOME TAXES

       Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       EARNINGS PER SHARE

       Earnings (loss) per share are net earnings (loss) less the dividend requirements on preferred stock, divided by the weighted average number of common stock outstanding for the periods. Per share data does not assume the exercise of common stock options issued under the non-qualified 1994 Stock Option Plan or the exercise of the warrants issued in conjunction with the Bridge financing (note 12) because the effects of such exercise would have been antidilutive. Per share data reflects the reverse stock split effected on August 29, 1996 described in note 12.

       RECENTLY ISSUED ACCOUNTING STANDARDS

       In October 1995, the Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards (SFAS) No. 123 -- Accounting for Stock-Based Compensation. As allowable by SFAS 123, the Company does not intend to recognize compensation cost for stock-based employee compensation arrangements, but rather, starting if fiscal 1997, will disclose the pro-forma impact on net income (loss) and earnings (loss) per share as if the fair value stock-based compensation had been recognized starting in fiscal 1996.

       Other pronouncements issued by the FASB or other authoritative accounting standard groups with future effective dates are either not applicable or are not significant to the financial statements of the Company.

       USE OF ESTIMATES

       The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenue and expenses during the reported periods. Actual results could vary from the estimates and assumptions used in the preparation of the accompanying financial statements.

                            THE MILLBROOK PRESS INC.

                          Notes to Financial Statements


(3)    Fixed Assets

       Fixed assets at July 31, 1995 and 1996 consist of the following:

                                                    1995             1996
                                                    ----             ----

           Office furniture and equipment     $     105,000          125,000
           Computers                                176,000          241,000
           Telecommunication equipment               25,000           33,000
           Leasehold improvements                    19,000           28,000
                                                 ----------      -----------
                                                    325,000          427,000
           Accumulated depreciation                 (90,000)        (157,000)
                                                 ----------      -----------

                                              $     235,000          270,000
                                                 ==========      ===========

 (4)   NOTES PAYABLE TO BANKS

       The Company had a revolving line of credit from a bank that expired December 31, 1995. The note payable provided for an interest rate at the bank's base rate (8.75% at July 31, 1995) plus .5% and was collateralized by substantially all of the assets of the Company. The maximum available principal amount was $2,000,000, all of which was outstanding at July 31, 1995.

       On December 14, 1995, the Company entered into a revolving line of credit agreement with a bank that provides for borrowings up to $2,700,000. The proceeds of the new line of credit were used to pay-off the $2,000,000 outstanding principal balance of the previous note. The new line of credit expires on December 15, 1998 and provides for an interest rate at the bank's base rate plus .5% (8.75% at July 31, 1996). On July 29, 1996 the bank increased the available line of credit to $2,875,000. The additional line of $175,000 expired August 31, 1996. At July 31, 1996, the amount outstanding under this credit agreement was $2,742,000. The advances under this line of credit are collateralized by substantially all of the assets of the Company.

       The revolving line of credit contains various covenants which include, among other things, a minimum tangible net worth requirement. Although the Company has not been in default under its line of credit agreement, in anticipation of the Bridge Loan (decribed in note 12) and in order to maintain compliance with certain covenants, the Company has obtained a waiver of certain covenants from the bank that expires on December 31, 1996. The revolving line of credit prohibits the Company from the declaration or payment of dividends without the banks prior consent, however, dividends on preferred stock may continue to accrue.

                            THE MILLBROOK PRESS INC.

                          Notes to Financial Statements


(5)    SHAREHOLDER NOTES

       On April 15, 1996, the Company issued interest bearing promissory notes to certain shareholders for an aggregate of $500,000. The notes carried interest at 10% and were converted into units sold by the Company as part of the private placement bridge offering completed by the Company on August 29, 1996 as described in note 12.

(6)    INCOME TAXES

       No Federal or state income taxes have been provided for the years ended July 31, 1995 and 1996 due to the Company's net operating losses. The actual income tax expense differs from the "expected" income tax benefit computed by applying the U.S. Federal corporate income tax rate to loss before income taxes for the years ended July 31, 1995 and 1996 as follows:

                                                        1995            1996
                                                        ----            ----

          Computed "expected" income tax benefit    $  (274,000)       (158,000)
          State and local income taxes, net of
             Federal benefit                            (32,000)        (18,000)
          Increase in valuation allowance               302,000         171,000
          Nondeductible expenses                          4,000           5,000
                                                      ---------     -----------

                  Provision for income taxes        $        -               -
                                                      =========     ==========

                            THE MILLBROOK PRESS INC.

                          Notes to Financial Statements


       The tax effects of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to the deferred tax assets and deferred tax liabilities at July 31, 1995 and 1996 are the following:

                                                         1995         1996
                                                         ----         ----

         Deferred tax assets:
            Accounts receivable allowances            $   81,000      125,000
            Inventory reserves                            44,000      104,000
            Accruals not currently deductible              6,000       17,000
            Plate and revision costs amortization        241,000      230,000
            Net operating loss carryforwards             259,000      368,000
                                                        --------     --------

                                                         631,000      844,000

         Less: Valuation allowance                       608,000      779,000
                                                        --------     --------

                    Net deferred tax asset                23,000       65,000

         Deferred tax liabilities:
            Goodwill amortization                        (21,000)     (56,000)
            Fixed asset depreciation                      (2,000)      (9,000)
                                                        --------     --------

                                                         (23,000)     (65,000)

         Net deferred income taxes                    $       -            -
                                                        ========     =======


       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which temporary differences or net operating loss carryforwards become deductible. Based on the Company's net operating losses to date, the Company has established a valuation allowance of $779,000 at July 31, 1996. The Company's tax net operating loss carryforward of approximately $970,000 at July 31, 1996 expires in the years 2009 to 2011. The Tax Reform Act of 1986 included certain provisions relating to changes in stock ownership which, if triggered, could result in future annual limitations on the utilization of the net operating loss carryforwards.

                            THE MILLBROOK PRESS INC.

                          Notes to Financial Statements


(7)    STOCK OPTION PLAN

       The Company has reserved 310,000 shares of common stock under its non-qualified 1994 Stock Option Plan (the "Option Plan") which provides that a Committee, appointed by the Board of Directors, may grant stock options to eligible employees, officers of the Company or its affiliates. The number of shares reserved for issuance is adjusted in accordance with the provisions of the Plan. All stock options granted by the Company expire seven years after the grant date and are issued at exercise prices which are not less than the estimated fair value of the stock as determined by the Company on the date of grant. Stock options vest in 20% increments in each of the five years after the date of grant. In the event the Company has an initial public offering, all non-vested options on the effective date of the initial public offering will vest 50% one year from that date and an additional 50% two years from that date.

       As of July 31, 1995 and 1996, there were options outstanding for 245,500 shares and 285,000 shares, respectively, at an exercise price of $8.00 per share. As of July 31, 1996, there were 107,000 options exercisable. During fiscal 1996, no options were canceled.

       In August and October 1996, the Company granted an additional 25,000 and 80,000 shares, respectively, under the Option Plan.

       In October 1996, the Company amended the Option Plan to increase the number of shares of common stock reserved under the Option Plan from 310,000 to 475,000; decrease the exercise price from $8.00 per share to the initial public offering price; permit the granting of incentive stock options; and allow the Stock Option and Compensation Committee of the Board of Directors to set vesting provision at the time of grant for future stock options granted.

(8)    401(K) PROFIT SHARING PLAN

       The Company maintains a Non-standardized Prototype Cash or Deferred Profit Sharing 401(k) Plan ("the Plan"). Participation in the Plan by employees requires that they complete one month of service for the Company and attain 21 years of age. Employees on the Plan's effective date did not have to satisfy the one-month service requirement. The Company determines each year a discretionary matching contribution. Such additional contribution, if any, shall be allocated to employees in proportion to each participant's contribution. The Company did not contribute to the Plan during the years ended July 31, 1995 and 1996.

 (9)   COMMITMENTS

       The Company leases office facilities under operating leases which expire at various dates through 2004. The leases are subject to escalation clauses as they relate to certain expenses of the lessor, i.e., utilities and real estate taxes.

                            THE MILLBROOK PRESS INC.

                          Notes to Financial Statements


       Minimum future rental payments under non-cancelable operating leases having initial or remaining terms in excess of one year are as follows:

                         Year ending
                           July 31                              Amount
                           -------                              ------

                           1997                              $    124,000
                           1998                                   130,000
                           1999                                   131,000
                           2000                                   134,000
                           2001                                   138,000
                           Thereafter                             250,000
                                                               ----------

                                                             $    907,000
                                                             ============


       Rent expense for the years ended July 31, 1995 and 1996 was $138,000 and $126,000, respectively.

       In May 1994, the Company entered into an agreement with Aladdin Books, a British publishing company, whereby Aladdin agreed to produce approximately 50 books per year for Millbrook through January 1, 2002. The titles are to be wholly owned by Millbrook. Aladdin is responsible for production, printing and binding. Production costs are shared by Aladdin and Millbrook. Aladdin retains sales rights for these titles to countries other than the United States, Canada and the Philippines. Royalties are paid to Aladdin based on Millbrook sales. Development recovery amounts are paid to Millbrook based on sales by Aladdin to other parts of the world. Net payables to Aladdin at July 31, 1995 and 1996 are $355,000 and $556,000, respectively.

 (10)  FAIR VALUE OF FINANCIAL INSTRUMENTS

       CASH, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES

       The carrying amount approximates fair value because of the short term maturity of these instruments.

       NOTES PAYABLE

       The carrying amount of these financial instruments approximates fair values based on the fact that the related interest rates fluctuate with market rates.

                            THE MILLBROOK PRESS INC.

                          Notes to Financial Statements


(11)   PREFERRED STOCK

       The Company's preferred stock has a preference in liquidation of $1,000 per share and is redeemable at the option of the Company at the liquidation value plus accrued and unpaid dividends. The terms of the preferred stock provide for annual cumulative dividends equal to 12% of the liquidation value, which are added to the liquidation value each March 31. In the event the Company has an initial public offering, all preferred shares outstanding, plus accrued and unpaid dividends will convert to 473,692 shares of common stock. At July 31, 1996 dividends in arrears amounted to $1,490,000 ($317 per share).

(12)   SUBSEQUENT EVENTS

       RECAPITALIZATION PLAN

       In August 1996 the board of directors of the Company approved a recapitalization plan that includes (i) a bridge financing (the "Bridge Loan") in the principal amount $1,750,000 and the issuance of an aggregate amount of 875,000 warrants as outlined below (ii) a planned initial public offering of 1,500,000 shares of common stock and 1,500,000 warrants (the "IPO Warrants") to purchase one share of common stock for $4.50.

       In connection with the Bridge Loan, the Company effected a reverse stock split of common stock on the basis of .3976 shares of common stock for each share of common stock. Common stock outstanding and earnings (loss) per share data reflect the reverse stock split for all periods presented.

       On October 16, 1996 the Company increased the number of authorized shares of common stock from 5,000,000 shares to 12,000,000 shares and increased the number of authorized shares of preferred stock from 10,000 shares to 1,000,000 shares. The preferred stock may be issued by the Board of Directors on such terms and with such rights, preferences and designations as the Board may determine without any vote of the stockholders.

       BRIDGE LOAN

       On August 29, 1996, the Company consummated the closing of a private placement bridge offering in which it sold 17-1/2 units for an aggregate of $1,750,000. Each unit consists of a $100,000 interest bearing unsecured convertible promissory note (the "Note") and a warrant to purchase 50,000 shares of common stock at an initial exercise price of $5.00 per share (the "Warrant"). On the effective date of an initial public offering the Warrants automatically convert into an aggregate 875,000 IPO Warrants. The Note provides for interest at a rate of 10% per annum through November 30, 1996 and thereafter a rate of 15% per annum and is payable upon the earlier of February 28, 1998 or the closing of an initial public offering by the Company. The carrying value of the Note has been reduced by $22,500 to reflect the fair market value of the Warrants at issue date and will be accreted up to the face value of

                            THE MILLBROOK PRESS INC.

                          Notes to Financial Statements


       $1,750,000 using the interest method. Fees incurred in connection with the financing were $214,000.

       In the event the Company does not successfully complete an initial public offering the holders of the Notes can elect to convert the entire principal amount and interest payable into the number of shares of common stock equal to the principal amount and interest payable divided by $2.50.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE
INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                -----------------

                                TABLE OF CONTENTS
                                                                PAGE

Prospectus Summary..........................................
The Company.................................................
Risk Factors................................................
Dilution....................................................
Use of Proceeds.............................................
Capitalization..............................................
Dividend Policy.............................................
Price Range of Common Stock.................................
  Management's Discussion and Analysis of
  Financial Condition and Results of
Operations..................................................
Business....................................................
Management..................................................
Principal Stockholders......................................
Certain Transactions........................................
Description of Securities...................................
Shares Eligible For Future Sale.............................
Selling Securityholders.....................................
Underwriting................................................
Legal Matters...............................................
Experts.....................................................
Available Information.......................................
Index to Financial Statements...............................


UNTIL DECEMBER __, 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK AND THE WARRANTS, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                -----------------


                             THE MILLBOOK PRESS INC.



                        1,500,000 SHARES OF COMMON STOCK
                                       AND
                              1,500,000 REDEEMABLE
                         COMMON STOCK PURCHASE WARRANTS


                                -----------------
                                   PROSPECTUS
                                -----------------


                                 GKN SECURITIES

                                                      PART II
                                      INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

         Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of The Millbrook Press Inc. ("Company") is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         The Certificate of Incorporation, as amended ("Certificate of Incorporation"), of the Company provides that the Company shall indemnify to the fullest extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. The pertinent section of Delaware law is set forth below in full. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the
Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

         The Company obtained a directors and officers insurance and company reimbursement policy in the amount of $1,000,000. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and would reimburse the Company for such loss for which the Company has lawfully indemnified the directors and officers.

         See the second and third paragraphs of Item 28 below for information regarding the position of the Securities and Exchange Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act").

         Section 145 of the General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h)  For  purposes  of  this   section,   references  to  "the
         corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company.

Item 25.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated costs and expenses to be borne by the Company in connection with the offering described in the Registration Statement, other than underwriting commissions and discounts.

Registration Fee.................................................    6,442.45
National Association of Securities Dealers, Inc. Fee.............    2,626.01
Nasdaq SmallCap Market and The Boston Stock Exchange Filing
Fee..............................................................
Legal Fees and Expenses..........................................
Accounting Fees and Expenses.....................................
Printing and Engraving Expenses..................................
Blue Sky Fees and Expenses.......................................   50,000.00
Transfer Agent's and Registrar's Fees............................
Miscellaneous Expenses...........................................
                                                                --------------
        Total....................................................  330,500.00
                                                                ==============
------------------

*        Estimate
**       To be filed by amendment.

Item 26.  Recent Sales of Unregistered Securities.

         During the past three years, the following securities were sold by the Company without registration under the Securities Act. Except as otherwise indicated, the securities were sold by the Company in reliance upon the exemption provided by Section 4(2) of the Securities Act. With respect to all transactions prior to August 1996, all share numbers in this section have been adjusted to reflect (i) the reverse stock split of the Company's Common Stock, $.01 par value ("Common Stock") on the basis of .3976 shares of Common Stock for each share of Common Stock ("Reverse Stock Split") or (ii) the conversion of all of its outstanding Series A Redeemable Voting Preferred Stock, $.01 par value ("Preferred Stock") and all accrued and unpaid dividends into 473,692 shares of Common Stock in accordance with the Company's Articles of Incorporation after giving effect to the Reverse Stock Split.

         In  February   1994,   the  Company  was   incorporated   and  acquired
substantially all of the assets of The Millbrook Press Inc. In connection with such merger the following persons received the following shares.

                                                        Number of Shares
Name                                                    of Common Stock
----                                                    ---------------

Frank Farrell......................................              69,779
Howard Graham......................................              69,779
Jean Reynolds......................................              15,506
Applewood Associates, L.P..........................             517,154
Barry Fingerhut....................................              25,858
Woodland Partners..................................              25,858
Irwin Lieber.......................................              25,858
Jonathan Lieber....................................               4,310
Seth Lieber........................................               4,310
Sandler Capital Management.........................             344,769
Harvey Sandler.....................................              27,583
John Kornriech.....................................              17,239
Michael Marocco....................................              17,239
Barry Lewis........................................              17,239
Andrew Sandler.....................................               4,310
Hannah Stone.......................................               2,586
                                                              ----------

   Total...........................................           1,189,377
                                                              =========


         In June 1994, Sandler Capital Management transferred 344,769 shares of Common Stock to 21st Century Investments ("21st Investments"), which in turn transferred such shares of Common Stock to its affiliates, 21st Century Foreign Partners ("21st Foreign"), 21st Century Communications Partners, L.P. ("21st Partners") and 21st Century Communications T-E Partners, L.P. ("21st T-E"), pro rata according to such entity's interest in 21st Investments.

         In June 1994,  Applewood  Associates,  L.P.  ("Applewood")  transferred
344,767 shares of Common Stock to 21st Investments, which in turn transferred such shares of Common Stock to its affiliates, 21st Foreign, 21st Partners and 21st T-E, pro rata according to such entity's interest in 21st Investments.

         In October 1994, the Company issued 31,063 shares of its Common Stock to Archon Press for an aggregate purchase price of $200,000.

         In December 1994, the Company issued 15,531 shares of its Common Stock to Archon Press for an aggregate purchase price of $100,000.

         In February 1995, the Company issued 15,531 shares of its Common Stock to Archon Press for an aggregate purchase price of $100,000.

         In April 1995, the Company issued 15,531 shares of its Common Stock to Archon Press for an aggregate purchase price of $100,000.

         In June 1995, the Company issued 78,979,  26,872, 10,633, 38,828 shares of its Common Stock to 21st Partners, 21st T-E, 21st Foreign and Applewood, respectively for aggregate purchase prices of $508,520, $173,020, $68,460 and $250,000, respectively.

         In August 1996, in connection with the Bridge Financing, the Company issued the following Bridge Notes and Bridge Warrants to the following persons:

                                                                        Number
                                                                          of
Name                                                  Note Amount       Warrants
                                                     -------------    ----------

Leon Abramson and Lorraine Abramson.................. $   25,000     12,500
Richard Ackerman.....................................     25,000     12,500
David Alexander......................................     25,000     12,500
Alsa, Inc............................................     50,000     25,000
Applewood Associates LP..............................    250,000    125,000
Neil Bellett.........................................     25,000     12,500
Robert Bender........................................     25,000     12,500
Daniel Berger and Carolyn Berger.....................     25,000     12,500
Kenneth D. Cole......................................     25,000     12,500
Damerel Trading S.A..................................     50,000     25,000
Drew Effron..........................................     25,000     12,500
Chris Engel..........................................     25,000     12,500
Richard Etra and Kenneth Etra........................     25,000     12,500
Steven Etra..........................................     62,500     31,250
Andrew Feiner........................................     25,000     12,500
Gordon M. Freeman....................................    200,000    100,000
Ernest Gottdiener....................................     25,000     12,500
Paula Graff..........................................     25,000     12,500
Peter Hunt...........................................     25,000     12,500
Daniel A. Kaplan.....................................     25,000     12,500
Richard C. Kaufman and Elaine J. Lenart..............     25,000     12,500
Norman Kurtz.........................................     25,000     12,500
Mariwood Investments.................................     25,000     12,500
Anthony Peyser.......................................     25,000     12,500
RJB Partners, L.P....................................     25,000     12,500
Steven Rosen.........................................     12,500      6,250
Rebecca Rubenstein...................................     50,000     25,000
Alan J. Rubin........................................     25,000     12,500
Jeffrey Rubinstein...................................     50,000     25,000
Chana Sasha Foundation...............................  33,333.34     16,667
Curtis Schenker......................................     25,000     12,500
Alan and Nancy Shapiro...............................     25,000     12,500
Carl E. Siegel.......................................     25,000     12,500
Gregory Trubowitsch..................................     12,500      6,250
21st Century Communications Foreign Partners, L.P....     23,000     11,500
21st Century Communications T-E Partners, L.P........     57,000     28,500
21st Century Communications Partners, L.P............    170,000     85,000
Charles Warshaw......................................     12,500      6,250
Aaron Wolfson........................................  33,333.33     16,666
Abraham Wolfson......................................  33,333.33     16,667
William Wolfson......................................     50,000     25,000
         Total.......................................  1,750,000    875,000
                                                       =========    =======

Item 27.  Exhibits

Exhibit
Number                       Description of Exhibit

  *1      Form of Underwriting Agreement.
  *3.1    Certificate of Incorporation of the Company, as amended.
  *3.2    By-laws of the Company, as amended.
  *4.1    Form of Common Stock Certificate.
  *4.2    Form of Warrant Certificate.
  *4.3    Form of Underwriter's Purchase Option granted to GKN Securities.
  *4.4 Warrant Agreement between Continental Stock Transfer and Trust Company and the Company.
  *5      Opinion of Olshan Grundman Frome & Rosenzweig LLP.
 *10.1 Employment Agreement, dated as of September 27, 1996, by and between the Company and Jeffrey Conrad, as amended.
 *10.2 Employment Agreement, dated as of , 1996, by and between the Company and Jean E. Reynolds.
 *10.3 Consulting Agreement, dated as of , 1996, by and between the Company and Frank J. Farrell.
 *10.4 Consulting Agreement, dated as of , 1996, by and between the Company and Howard Graham.
  10.5 Form of Indemnification Agreement between each of the Officers and Directors of the Company and the Company.
  10.6 Agreement of Lease, dated September 27, 1994, by and between the Company and Arnold S. Paster.
 *10.7 Agreement of Lease, dated March 26, 1996, by and between the Company and Land First II Group.
  10.8 Agreement of Lease and rider attached thereto, dated February 15, 1996, by and between the Company and Ninety-Five Madison Company.
  10.9    1994 Stock Option Plan, as amended
  10.10 Loan and Security Agreement, dated as of December 14, 1995, between People's Bank and the Company.
  10.11 Debt Subordination Agreement, dated as of December 14, 1995, between People's Bank and Jean Reynolds.
  10.12 Debt Subordination Agreement, dated as of December 14, 1995, between People's Bank and Frank Farrell.
  10.13 Debt Subordination Agreement, dated as of December 14, 1995, between People's Bank and Howard Graham.
  10.14 Contribution Agreement, dated as of December 14, 1995, entered into among the stockholders of the Company named therein.
  10.15 Agreement made effective as of August 1, 1996 by and between Aladdin Books Limited and the Company.
  10.16 Heads of Option Agreement, dated July 27, 1993, as amended, among Groupe de la Cite International, Antia Corporation and SMG Associates.
  10.17 Standardized Adoption Agreement, dated March 20, 1996, for the Company's 401K Plan.
  10.18 Fidelity Guarantee/Guaranty of Validity of Accounts, dated as of December 14, 1995, among Frank Farrell, Howard Graham, Jean Reynolds and People's Bank.
  23.1    Consent of KPMG Peat Marwick LLP.
 *23.2    Consent of Olshan Grundman Frome & Rosenzweig LLP, included in Exhibit
          5.
  24      Power of Attorney (included in Part II, page II-9).

----------------------
*            To be filed by amendment

Item 28.  Undertakings.

             The undersigned Registrant hereby undertakes:

             (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to;

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

                  (iii)    Include   any   additional   or   changed    material
                           information on the plan of distribution.

             (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and in the offering of such securities at that time to be the initial bona fide offering.

             (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

             The undersigned small business issuer will provide to the Representative at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

             In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             The undersigned small business issuer will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of October 1996.

                                   THE MILLBROOK PRESS INC.

                                   By: /s/Jeffrey Conrad
                                       --------------------
                                   Name: Jeffrey Conrad
                                   Title:  President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank J. Farrell and Jeffrey Conrad, and each one of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Name                        Title                             Date
            ----                        -----                             ----

/s/Jeffrey Conrad
------------------       Chief Executive Officer
Jeffrey Conrad           and President                        October 21, 1996

/s/Howard Graham
------------------
Howard Graham            Vice President and Director          October 21, 1996

/s/Frank J. Farrell
------------------       Vice President, Secretary
Frank J. Farrell         and Director                         October 21, 1996

/s/Barry Fingerhut
------------------       Director, Chairman                   October 21, 1996
Barry Fingerhut

/s/Barry Rubinstein
-------------------      Director                             October 21, 1996
Barry Rubinstein

/s/Michael Marocco
------------------       Director                             October 21, 1996
Michael Marocco

/s/Donald D'Angelo
------------------       Vice President and Chief
Donald D'Angelo          Financial Officer                    October 21, 1996

AWARDS
      --------------------------------------------------------------------------

American Association for the
Advancement of Science-Best Children's
Science Book List
Cats in the Zoo(1994)
Chico Mendes:  Defender of the Rain
     Forest(1994)
The Nez Perces:  People of the
     Far West(1994)
The Ojibwas:  People of the
     Northern Forests(1994)
Performing Dogs:  Stars of Stage, Screen,
     and Television(1994)
Ranch and Farm Dogs:  Herders
     and Guards(1994)
Search and Rescue Dogs(1994)

American Bookseller - Pick of the Lists

The Crocodile and the Dentist(1995)
Every Day Is Earth Day(1995)

One Day We Had to Run!(1995)

Sharks(1996)
Witches(1996)
American Library Association
Best Books for Young Adults
Say It Loud! The Story of Rap Music(1995)

American Library Association-Picks for Reluctant Young
Adult Readers
Jim Abbott:  Star Pitcher(1993)
Mario Lemieux:  Wizard with a Puck(1993)

American Library Association-Outstand-
ing Books for Middle School Readers
Say It Loud! The Story of Rap Music (1995)

Booklist Top Black History Picks
for Youth
Afican-American Voices(1995)




Child Study Association-Children's
Books of the Year
African-American Inventors(1995)
African-American Scientists(1995)
At Gore(1995)
Chico Mendes:  Defender of the
      Rain Forest(1995)
Children of the Swastika:
      The Hitler Youth(1994)
The Children's Atlas of
      Exploration(1994)
Church and State:  Government and
      Religion in the United States(1994)
David Robinson:  NBA Super Center(1994)
Drought(1994)
Elie Wiesel:  Bearing Witness(1995)
Freedom of Expression:  The Right to Speak
      Out in America(1994)
Gardens from Garbage(1994)
Henry David Thoreau:  In Step
      with Nature(1994)
The Irish-American Experience(1994)
International Reading Association/
Children's Book Council-Children's
Choices
David Robinson: NBA Super Center(1994)
Dracula(1995)
53 1/2 Things That Changed the World(1995)
Frankenstein(1995)
The Los Angeles Riots: America's Cities in Crisis(1994)
The Winter Solstice(1995)
The Iroguois:  People of the Northeast
      (1994)
Mohandas Gandhi(1995)





Mother Jones and the March
      of the Mill Children(1995)
The Orchestra:  An Introduction to the
      World of Classical Music(1994)
Our Great Rivers and Waterways(1995)
Our Song, Our Toil(1995)
Our Supreme Court(1995)
The Pullman Strike of 1894(1995)
The Right to Die: Public Controversy,
      Private Matter(1994)
Ruth Bader Ginsburg(1995)
Songs and Stories from the American
      Revolution(1995)
Spaces(1994)
Thurgood Marshall and Equal Rights(1994)
The West Indian-American
      Experience(1995)
Wounded Knee: The Death of
      a Dream(1994)


      National Council for Social Studies/
Children's Book Council-Notable
Children's Trade Books in the Field of
Social Studies
The American Revolution: How We Fought
      the War of Independence(1996)
Growing up in America: 1830-1860(1996)
Mother Jones and the March of the
      Mill Children(1995)
Our Song, Our Toil: The Story of American Slavery as Told by
Slaves(1995)
Strike! The Biner Struggle of American Workers from Colonial Times to the Present(1996)

National Science Teachers Association/
Children's Book Council-Outstanding
Science Trade Books for Children





Bones(1996)
The Children's Atlas of
      Natural Wonders(1996)
Lucky Mouse(1996)
Nature in Your Backyard(1996)

Scientific American Young Readers
Book Award
The Crocodile and the Dentist(1995)

The Children's Literature Choice List
Launch Day(1995)

International Reading Association/
Children's Book Council-Children's
Choices
David Robinson: NBA Super Center(1994)
Dracula(1995)
53 1/2 Things that Changed the World(1995)
Frankenstein(1995)
The Los Angles Riots:  America's Cities
      in Crisis(1994)
The Winter Solstice(1995)




International Reading Association
Young Adults Choices
Violence on America's Streets(1994)

National Parenting Center
Seal of Approval
The Children's Atlas of the
      Human Body(1994)

New York Public Library Books
for the Teen Age
Adolf Hitler(1996)
American Indian Voices(1996)
Animal Rights:  A Handbook
      for Young Adults(1994)
Belles of the Ballpark(1994)
Campaign Financing(1995)

The Cathedral Builders(1994)
Children of the Swastika:  The Hitler
      Young(1994)

China Under Communism(1996)


Church and State: Government and
      Religion in the United States(1994)
Collecting Baseball Cards(1994)
Cults(1995)
Food Risks and Controversies:  Minimizing
      the Dangers in Your Diet(1994)
Freedoms of Expression:  The Right to Speak
Out in America(1994)
Gambling(1996)
Hit Me With Music(1996)
The Hunt for Hidden Killers(1995)
Japan and the United States:
      Economic Competitors(1994)
Know About Gays and Lesbians(1995)
Latino Voices(1995)
Libya(1995)
The Magic Show(1996)
Malcolm X: His Life and Legacy(1996)
The Mind at Work: How to Make
      It Work Better for You(1994)
Mohandas Gandhi(1995)
Prophets of Doom(1994)
Quinceanera(1995)
Rights and Respect(1996)
Say It Loud! The Story of Rap Music(1995)
Science on Ice(1996)
Those Incredible Women of
      World War II(1995)
The Welfare System(1996)
The White Power Movement:  American's
      Racist Home Groups(1994)

School Library Journal Best Books
for YA's
Say It Loud! The Story of Rap Music(1995)

Skipping Stones 1996 Honor Award
One Day We Had to Run(1995)